Exhibit 99.3

NTL CABLE PLC,
as Issuer

NTL INCORPORATED,
as Parent Guarantor

COMMUNICATIONS CABLE FUNDING CORP.,

NTL (UK) GROUP, INC.,

NTL COMMUNICATIONS LIMITED,
as Intermediate Guarantors

NTL INVESTMENT HOLDINGS LIMITED,
as Senior Subordinated Subsidiary Guarantor

9.75% Senior Notes due 2014
8.75% Senior Notes due 2014
8.75% Senior Notes due 2014
Floating Rate Senior Notes due 2012

INDENTURE

Dated as of April 13, 2004

The Bank of New York
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06; 7.07
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.03; 13.02; 13.05
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.11
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means not applicable.

*  This Cross Reference Table is not part of this Indenture.

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EXHIBITS
Exhibit A	FORM OF FIXED RATE NOTE
Exhibit B	FORM OF FLOATING RATE NOTE
Exhibit C	FORM OF SUBORDINATED GUARANTEE
Exhibit D	FORM OF SENIOR GUARANTEE
Exhibit E	FORM OF CERTIFICATE OF TRANSFER
Exhibit F	FORM OF CERTIFICATE OF EXCHANGE

v

INDENTURE, dated as of April 13, 2004, among NTL Cable PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), NTL Incorporated, a Delaware corporation (“Parent”), Communications Cable Funding Corp., a Delaware corporation, NTL (UK) Group, Inc., a Delaware corporation, NTL Communications Limited, a limited company organized under the laws of England and Wales, NTL Investment Holdings Limited, a limited company organized under the laws of England and Wales (“NTLIH” or the “Senior Subordinated Subsidiary Guarantor”), and The Bank of New York, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of (a) the U.S. dollar-denominated 8.75% Senior Notes due 2014 (the “Dollar Notes”), (b) the sterling-denominated 9.75% Senior Notes due 2014 (the “Sterling Notes”), (c) the euro-denominated 8.75% Senior Notes due 2014 (the “Euro Notes”) and (d) the U.S. dollar-denominated Floating Rate Notes due 2012 (the “Floating Rate Notes”).  The Euro Notes, the Sterling Notes, the Dollar Notes and the Floating Rate Notes are referred to herein as the “Notes”.  Except as set forth in Section 3.07 or Article 9 hereof, all series of Notes will be treated as a single class.

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01           Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A or Exhibit B hereto bearing the applicable Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the respective Depositary therefor or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Sterling Notes, the Dollar Notes, the Euro Notes or the Floating Rate Notes, as the case may be, sold in reliance on Rule 144A.

“Additional Assets” means:

(a)           any Property or assets (other than Indebtedness and Capital Stock) to be used by any Intermediate Guarantor, the Issuer or a Restricted Subsidiary in a Permitted Business;

(b)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by any Intermediate Guarantor, the Issuer or another Restricted Subsidiary; or

(c)           Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (b) or (c) above is primarily engaged in a Permitted Business.

“Additional Notes” means additional notes (other than the Initial Notes or Exchange Notes) of any series having identical terms and conditions to the Notes that may be issued from time to time under this Indenture in accordance with Sections 2.02 and 4.09 hereof.  Except as set forth in Article 9 hereof, any Additional Notes may be treated with the Notes as a single class and may vote on all matters with such Notes.

“Additional Subsidiary Guarantor” means a Restricted Subsidiary that is required to guarantee the Notes under Section 4.19 and Section 11.06 hereof.  Each such guarantee is referred to as an “Additional Subsidiary Guarantee.”

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Annualized Pro Forma EBITDA” means, as of any date of determination, (a) Pro Forma EBITDA for the most recently completed fiscal quarter for which financial statements have been previously furnished to Holders pursuant to Section 4.03 multiplied by (b) four.

“Applicable Premium” means, with respect to a Fixed Rate Note at any time, the greater of (1) 1.0% of the principal amount of such Fixed Rate Note at such time and (2) the excess of (A) the present value at such time of (i) the redemption price of such Fixed Rate Note at April 15, 2009 (such redemption price being described in the table appearing in paragraph (a) of Section 3.07, exclusive of any accrued interest) plus (ii) any required interest payments due on such Fixed Rate Note through April 15, 2009 (including any accrued and unpaid interest) computed using a discount rate equal to the Gilt Rate (in the case of the Sterling Notes), the Treasury Rate (in the case of the Dollar Notes), or the Bund Rate (in the case of the Euro Notes) plus 50 basis points, over (B) the principal amount of such Fixed Rate Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary with respect thereto that apply to such transfer or exchange.

“Asset Disposition” means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions), including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of any shares of Capital Stock of any Intermediate Guarantor that is a Subsidiary of CCFC, of the Issuer, of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary) or of a Restricted Company or any assets of CCFC, the Issuer or any other Restricted Subsidiary or any Restricted Company, other than,

(a)           a disposition to any Intermediate Guarantor, the Issuer or a Subsidiary Guarantor,

(b)           a disposition by CCFC or a Restricted Subsidiary to a Restricted Subsidiary,

(c)           a disposition of Diamond by Parent in the transaction following which Diamond becomes a Wholly Owned Subsidiary of the Issuer,

(d)           for purposes of Section 4.10 only, a disposition subject to Section 4.07,

(e)           any disposition permitted under the provisions described in Article 5,

(f)            a sale of Temporary Cash Equivalents in the ordinary course of business,

(g)           a disposition of inventory, consumer equipment, communications capacity and worn out or obsolete equipment or assets in the ordinary course of business,

(h)           issuance of Capital Stock by a Restricted Subsidiary to any Intermediate Guarantor, the Issuer or another Restricted Subsidiary,

(i)            any sale or other disposition of Receivables and Related Assets to a Receivables Subsidiary pursuant to or in connection with a Qualified Receivables Transaction,

(j)            any sale or disposition deemed to occur in connection with creating or granting a Permitted Lien,

(k)           any disposition of the Capital Stock, Transferable Debt, or all or substantially all Property of any Unrestricted Subsidiary; provided, however, that such disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the Property being transferred; provided further, however, that such disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to any Intermediate Guarantor, the Issuer or any Restricted Subsidiary,

(l)            the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other Property in the ordinary course of business which do not materially interfere with the business of the Intermediate Guarantors, the Issuer and their Restricted Subsidiaries,

(m)          assets or Capital Stock acquired in an acquisition which any Intermediate Guarantor, the Issuer or any Restricted Subsidiary sells within 6 months of such acquisition,

(n)           foreclosure on assets,

(o)           surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(p)           any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by CCFC or any Restricted Subsidiary to such Person; provided, however, that (1) if the outsourcing relates to non-core business activities, CCFC shall provide an Officer’s Certificate and (2) if the outsourcing relates to core business activities, the board of directors of Parent shall certify, in either case, that in the opinion of the Officer or the board of directors, as applicable, the outsourcing transaction will be economically beneficial to CCFC and its Restricted Subsidiaries (considered as a whole) and that the costs of such outsourcing are fair; provided further, however, that the Fair Market Value of the assets disposed of, when taken together with all other dispositions made pursuant to this clause (p), do not exceed 5% of Total Assets,

(q)           a disposition to an Unrestricted Subsidiary in connection with a Broadcast Separation Transaction of the type described in clause (a) or clause (d) of the definition thereof, or

(r)            a disposition of Capital Stock or assets in a transaction or series of related transactions with an aggregate Fair Market Value of less than £20 million.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of the Issuer to be the interest rate implicit in such Sale/ Leaseback Transaction in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)           the sum of the products of (a) the numbers of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock and (b) the amount of each such payment by

(2)           the sum of all such payments.

“Bank Indebtedness” means any and all amounts payable under or in respect of an agreement, instrument or other document relating to a Credit Facility (including security documents, fee letters and intercreditor agreements related thereto), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Person liable thereunder whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof, and any and all Refinancing Indebtedness Incurred in respect of any such amount (including amounts in respect of Refinancing Indebtedness), whether Incurred under or in respect of an agreement relating to a Credit Facility or otherwise (including Public Debt, other than Public Debt issued by the Issuer or any Intermediate Guarantor);

“Bankruptcy Law” means (a) the UK Insolvency Act 1986 or any other bankruptcy, insolvency, liquidation or similar laws of general application and (b) the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of CCFC or any committee thereof duly authorized to act on behalf of the Board of Directors of CCFC.

“Broadcast Business” means the portion of the business of CCFC and its Subsidiaries relating to the provision of digital and analog television and radio broadcast transmission services, studio play-out facilities, network design, construction and maintenance, tower site rental and satellite and media services, as well as the design and operation of radio networks and the provision of voice and data services to public safety organizations in the UK, as set forth in the note to Parent’s audited financial statements for the year ended December 31, 2003 describing the ntl: broadcast business segment.

“Broadcast Business Company” means any Subsidiary of any Intermediate Guarantor or the Issuer existing on the Closing Date or thereafter created that is primarily engaged in the Broadcast Business. “Broadcast Business Companies” means all such Subsidiaries of any Intermediate Guarantor or the Issuer.

“Broadcast Business Investment” means, assuming that the Broadcast Business, taken as a whole, were a separate Person from the other businesses and activities of CCFC and its Restricted Subsidiaries, any direct or indirect advance, loan, other extension of credit or capital contribution to, or purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, or prepayment, repayment, repurchase, redemption, retirement, refinancing or defeasance of Indebtedness of, or other transaction made directly or indirectly in or with respect to the Broadcast Business by CCFC or any Restricted Subsidiary that (1) occurs after the date of this Indenture and (2) would constitute an Investment in the Broadcast Business if the Broadcast Business were such a separate Person.

“Broadcast Separation Transaction” means any transaction that the board of directors of Parent reasonably believes is necessary or desirable in connection with or to effect the segregation of the Broadcast Business from the other businesses and activities of CCFC and its Restricted Subsidiaries (or, in the case of clauses (c) and (d) below, the entry into such arrangements prior to designation as an Unrestricted Subsidiary in accordance with past practice), including any transaction:

(a)           pursuant to any agreement entered into to effect or facilitate or otherwise in connection with the transfer of any assets or liabilities comprising the Broadcast Business not already held by the Broadcast Business Companies (i) to a Broadcast Business Company or (ii) to any Person who is or whose Affiliates are to acquire the business or assets of one or more Broadcast Business Companies as part of a connected transaction in conjunction with which each such Broadcast Business Company is to be designated as an Unrestricted Subsidiary, provided that, in the case of (ii), each such Broadcast Business Company could have been designated as an Unrestricted Subsidiary in accordance with Section 4.18 if all other assets or liabilities so transferred had been transferred to such Broadcast Business Company immediately prior to its designation as an Unrestricted Subsidiary;

(b)           pursuant to any agreement entered into to effect or facilitate or otherwise in connection with the transfer (including by way of dividend) from a Broadcast Business Company to CCFC or any Restricted Subsidiary that is not a Broadcast Business Company of any assets or liabilities not related to the Broadcast Business;

(c)           relating to the provision by CCFC or any Restricted Subsidiary in the ordinary course of business of performance guarantees, leasehold guarantees and related arrangements and similar arrangements entered into for the benefit of the Broadcast Business; provided, however, that with respect to any such guarantee or arrangement, a Broadcast Business Company is an obligor and undertakes to reimburse CCFC and any Restricted Subsidiary for any payments or losses arising therefrom;

(d)           relating to the provision by CCFC or any Restricted Subsidiary to any Broadcast Business Company, or the provision by any Broadcast Business Company to CCFC or any Restricted Subsidiary, of corporate, technical, telecommunications, administrative and other services, and arrangements in connection with the use of shared assets, pursuant to any agreement or arrangement the terms of which the board of directors of Parent reasonably considers to provide for a fair allocation of costs; and

(e)           relating to the capitalization, waiver or capital contribution by CCFC or any Restricted Subsidiary to a Broadcast Business Company of any Indebtedness owed by such Broadcast Business Company, or the capitalization, waiver or capital contribution by a Broadcast Business Company to CCFC or any Restricted Subsidiary of any Indebtedness

owed by CCFC or any Restricted Subsidiary, in order to effect the transactions referred to in paragraphs (a) and (b) above;

provided, however, that any such transaction, when considered as a whole with all other Broadcast Separation Transactions, including, without limitation, the allocation of the costs of such transaction, in the opinion of the board of directors of Parent, results in an allocation of assets and liabilities to the Broadcast Business Companies, on the one hand, and CCFC and its Restricted Subsidiaries, on the other hand, that is reasonably consistent with the principles used to determine revenues of the ntl: broadcast industry segment as reported in Parent’s financial statements for the year ended December 31, 2003.

“Broker-dealer” has the meaning set forth in the Registration Rights Agreement.

“Bund Rate” means, with respect to any relevant date, the rate per annum equal to the semiannual equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

(a)           “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to April 15, 2009, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to April 15, 2009; provided, however, that, if the period from such redemption date to April 15, 2009 is less than one year, a fixed maturity of one year shall be used;

(b)           “Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(c)           “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in consultation with the Trustee; and

(d)           “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the relevant date.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

“CCFC” means Communications Cable Funding Corp.

“Change of Control” means the occurrence of any of the following:

(a)           any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than Parent or any other NTL Holding Company that is a Subsidiary of Parent is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent, any other NTL Holding Company or the Issuer (for the purposes of this clause (a), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such other person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(b)           during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Parent or, at any time when they are not Wholly Owned Subsidiaries of Parent, any other NTL Holding Company or the Issuer (together with any new directors whose election to such board of directors or whose nomination for election by the shareholders of such company was approved by a vote of a majority of the directors of such company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Parent or, at any time when they are not Wholly Owned Subsidiaries of Parent, any other NTL Holding Company or the Issuer, as the case may be, then in office;

(c)           the adoption of a plan relating to the liquidation or dissolution of Parent, the Issuer or any NTL Holding Company that is not a Wholly Owned Subsidiary of Parent; or

(d)           the merger or consolidation of Parent, any other NTL Holding Company or the Issuer with or into another Person (other than Parent, any other NTL Holding Company or the Issuer) or the merger of another Person (other than Parent, any other NTL Holding Company or the Issuer) with or into Parent, any other NTL Holding Company or the Issuer or the sale of all or substantially all the assets of Parent, any other NTL Holding Company or the Issuer to another Person (other than Parent, any other NTL Holding Company or the Issuer), and, in the case of any such merger or consolidation, the securities of Parent, any other NTL Holding Company or the Issuer that are outstanding immediately prior to such transaction are changed into or exchanged for cash, securities or Property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if an NTL Holding Company that is not a Subsidiary of Parent becomes the ultimate parent of the Issuer and, if such NTL Holding Company had been Parent, no Change of Control would have otherwise occurred;

provided, however, that such NTL Holding Company guarantees the Notes on a senior basis in accordance with Section 11.06 hereof.

“Clearstream, Luxembourg” means Clearstream Banking, S.A.

“Closing Date” means April 13, 2004.

“Common Depositary” means The Bank of New York as common depositary for Euroclear and Clearstream, Luxembourg with repect to the Sterling Global Notes and the Euro Global Notes, or any successor entity thereto.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Consolidated Interest Expense” means, for any period, the total interest expense of CCFC and its Consolidated Restricted Subsidiaries, including all Restricted Companies and their Subsidiaries, if they are not Consolidated Subsidiaries of CCFC, on a pro forma basis as if they had become Consolidated Subsidiaries of CCFC as of the Closing Date, plus, to the extent Incurred by CCFC and its Consolidated Restricted Subsidiaries, including all Restricted Companies and their Subsidiaries, if they are not Consolidated Subsidiaries of CCFC, on a pro forma basis as if they had become Consolidated Subsidiaries of CCFC as of the Closing Date, in such period but not included in such interest expense, without duplication:

(a)           interest expense attributable to Purchase Money Indebtedness and Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

(b)           amortization of debt discount and debt issuance costs,

(c)           capitalized interest and interest paid in the form of additional Indebtedness,

(d)           cash or non-cash interest expense,

(e)           commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(f)            interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by, or secured by a Lien on the assets of, the Issuer or any Restricted Subsidiary,

(g)           net costs associated with Hedging Obligations (including amortization of fees),

(h)           dividends in respect of all Disqualified Stock of the Issuer and all Preferred Stock of any of the Subsidiaries of the Issuer, to the extent held by Persons other than the Issuer or a Wholly Owned Subsidiary of the Issuer,

(i)            interest Incurred in connection with Investments in discontinued operations and

(j)            the cash contributions to any employee share ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income of CCFC and its Consolidated Subsidiaries, including all Restricted Companies and their Subsidiaries, if they are not Consolidated Subsidiaries of CCFC, on a pro forma basis as if they had become Consolidated Subsidiaries of CCFC as of the first day of such period, for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(a)           any net income (or loss) of any Person (other than CCFC) if such Person is not a Subsidiary, or is an Unrestricted Subsidiary, except that, subject to the limitations contained in clause (d) below, CCFC’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Temporary Cash Equivalents distributed by such Person during such period to CCFC or a Restricted Subsidiary as a dividend or other similar distribution or return; provided, however, that any Designated Dividends received by CCFC or any Restricted Subsidiary shall not be included in Consolidated Net Income;

(b)           any net income (or loss) of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer (other than any restriction permitted under clause (1), (3) (solely to the extent relating to clause (1)) or (8) of paragraph (b) of Section 4.08), except that, subject to the limitations contained in clause (d) below, CCFC’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Temporary Cash Equivalents distributed by such Restricted Subsidiary during such period to CCFC or another Restricted Subsidiary as a dividend or other similar distribution;

(c)           any gain (or loss) realized upon the sale or other disposition of any asset of CCFC or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(d)           any item classified as a restructuring, extraordinary, unusual, non-recurring or other non-operating gain or loss, including the costs of, and accounting for, financial instruments;

(e)           any impairment loss of CCFC or its Restricted Subsidiaries relating to goodwill or other intangible assets;

(f)            the cumulative effect of a change in accounting principles;

(g)           all deferred financing costs written off in connection with the early extinguishment of Indebtedness, net of taxes; and

(h)           any foreign currency transaction or translation gains or losses, net of taxes.

Notwithstanding the foregoing, for the purpose of Section 4.07 only, there shall be excluded from Consolidated Net Income any repurchases, repayments, redemptions or releases of Investments, proceeds realized on the sale or liquidation of Investments, and dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to CCFC or a Restricted Subsidiary to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.07(a) pursuant to clause (C)(iv) or (D)(iv) thereof.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of CCFC in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of CCFC or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuer in accordance with Section 13.02.

“Credit Facility” means any debt facility or commercial paper facility (including the New Credit Facility) or ancillary facility, in each case with a lender or a syndicate of commercial bank lenders or other financial institutions, providing for revolving credit loans, term loans, receivables financing or letters of credit, in each case, as amended, restated, refunded, renewed, replaced or refinanced in whole or in part from time to time by a lender or a syndicate of commercial bank lenders or other financial institutions.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Custodian” means

(a)           in the case of any Global Note held through DTC, the Trustee, as custodian for DTC with respect to such Global Note, and

(b)           in the case of any Global Note held through Euroclear or Clearstream, Luxembourg, the Common Depositary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A or Exhibit B hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to any Global Note, the Person specified in Section 2.03 hereof as the Depositary with respect to such Global Note or any successor thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Dividends” means any dividends, repayments of the principal of loans or advances or other transfers of assets after the designation of any Broadcast Business Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture received by any Intermediate Guarantor, the Issuer or any Restricted Subsidiary from such Broadcast Business Company that are designated at the time of payment, repayment or transfer to be distributed promptly upon receipt to any NTL Holding Company of which CCFC is a Subsidiary and that are so distributed, together with all liabilities (contingent or otherwise) attributable to the Property being transferred, substantially concurrently with the receipt thereof by any Intermediate Guarantor, the Issuer or any Restricted Subsidiary.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by any Intermediate Guarantor, the Issuer or any Restricted Subsidiary in connection with an Asset Disposition that is designated pursuant to an Officer’s Certificate. The aggregate Fair Market Value of the Designated Non-Cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-Cash Consideration then held by any Intermediate Guarantor, the Issuer or any Restricted Subsidiary, may not exceed the greater of (a) £50 million in the aggregate or (b) 1.00% of Total Assets, at the time of the receipt of the Designated Non-Cash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Designated Senior Indebtedness” means any Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor (other than Bank Indebtedness) which at the time of determination exceeds £75 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as “Designated Senior Indebtedness” by such Person and as to which the Trustee has been given written notice of such designation.

“Diamond” means Diamond Cable Communications Limited.

“Diamond Notes” means the sterling-denominated 10% Senior Notes due 2008 and the dollar-denominated 9 1/8% Senior Notes due 2008 of Diamond Holdings Limited.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(a)           matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise,

(b)           is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or

(c)           is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (a), (b) and (c), on or prior to 180 days following the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to 180 days following the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.10 and 4.15.

“Dollar Global Note” means a Global Note representing Dollar Notes.

“Dollar Notes” has the meaning assigned to it in the preamble to this Indenture.

“EBITDA” for any period means the Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income of CCFC and its Consolidated Restricted Subsidiaries, including all Restricted Companies and their Subsidiaries, if they are not Consolidated Subsidiaries of CCFC, on a pro forma basis as if they had become Consolidated Subsidiaries of CCFC as of the Closing Date:

(a)           income tax expense,

(b)           Consolidated Interest Expense,

(c)           depreciation expense,

(d)           amortization expense (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),

(e)           all other non-cash charges (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (excluding any such non-cash item of income to the extent it will result in receipt of cash payments in any future period),

(f)            Other cash changes for professional fees and services incurred in connection with the planning, negotiating, documenting or other activities related to a proposed financing, acquisition or disposition transaction involving a Permitted Business if such transaction is abandoned.

(g)           the amount of minority interest expense deducted in calculating Consolidated Net Income,

(h)           the amount of any restructuring charge deducted for such period in calculating Consolidated Net Income,

(i)            recapitalization items, net,

(j)            share of income or loss on equity Investments and

(k)           asset impairments,

in each case for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to CCFC by such Restricted Subsidiary without breaching or violating a restriction, directly or indirectly, applicable to such Restricted Subsidiary (disregarding for this purpose any restriction permitted under clause (1), (3) (solely to the extent relating to clause (1)) or (8) of paragraph (b) of Section 4.08.

“Equity Offering” means a public or private sale for cash of Capital Stock (1) that is a sale of Capital Stock of the Issuer or any NTL Holding Company by the Issuer or any NTL Holding Company other than to the Issuer or any NTL Holding Company (not including convertible debt or other equity-linked securities or purchases of Capital Stock of the Issuer or any NTL Holding Company funded by a sale of debt, convertible debt or other equity-linked securities of the Issuer or any NTL Holding Company) and (2) in the case of a sale of Capital Stock of Parent by Parent, the proceeds of which are contributed to the Issuer or any Intermediate Guarantor.

“Euroclear” means Euroclear Bank S.A./N.V.

“Euro Global Note” means a Global Note representing Euro Notes.

“Euro Notes” has the meaning assigned to it in the preamble to this Indenture.

“European Government Obligations” means the highest-rated sovereign obligations of the European Union or a Member State that are payable in euro for the timely payment of which its full faith and credit is pledged, in each case which are not callable or redeemable at the issuer’s option.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer and any Private Exchange Notes issued in a Private Exchange pursuant to Section 2.06(f) hereof.  References to the “Notes” in this Indenture shall include any Exchange Notes and Private Exchange Notes issued hereunder.

“Exchange Offer” has the meaning set forth in any Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Credit Facility” means the senior credit facility dated May 30, 2000 among Parent, NTL Communications Limited, NTLIH as borrower, certain subsidiaries of NTLIH as guarantors, J.P. Morgan plc and Morgan Stanley Senior Funding, Inc. as arrangers and joint book managers of the revolving facility, J.P. Morgan Europe Limited as agent and security trustee and the lenders party thereto, as amended, modified, supplemented, extended or replaced from time to time and, subsequent to the Closing Date, in accordance with the terms of the Indenture.

“Fair Market Value” means, with respect to any asset or Property, the price which could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of Section 4.10, the Fair Market Value of Property or assets other than cash which involves an aggregate amount in excess of £10 million shall be set forth in a resolution of the Board of Directors.

“Fixed Rate Notes” means the Sterling Notes, the Dollar Notes and the Euro Notes.

“Floating Rate Global Note” means a Global Note representing Floating Rate Notes.

“Floating Rate Notes” has the meaning assigned to it in the preamble to this Indenture.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect at the Closing Date.

“Gilt Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United Kingdom government securities with a fixed maturity (as complied by the Office for National Statistics and published in the most recent Financial Statistics that have become publicly available at least two Business Days in London prior to such redemption date (or, if such Financial Statistics are no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 15, 2009; provided, however, that if the period from such redemption date to April 15, 2009 is less than one year, the weekly average yield on actually traded United Kingdom government securities denominated in sterling adjusted to a fixed maturity of one year shall be used.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A or Exhibit B hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) or (3), as applicable, which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(b)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) a contractual commitment by a Person to make an Investment in another Person so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of “Permitted Investment.” The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or any Currency Agreement.

“Holder” means, for so long as the Notes are represented by Global Notes, each bearer thereof, and, in the event that certificated Notes are issued, each Person in whose name the Notes are registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

Solely for purposes of determining compliance with Section 4.09, the following will not be deemed to be the Incurrence of Indebtedness: (a) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (b) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; (c) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness; and (d) a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(a)           the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(b)           the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than loan notes or similar instruments issued solely by way of consideration for the acquisition of assets in order to defer capital gains or equivalent taxes where such loan notes or similar instruments are not issued for the purpose of financing but are issued for tax purposes);

(c)           all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto), other than reimbursement obligations with respect to letters of credit securing obligations (other than obligations described in (a), (b) and (e) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;

(d)           all obligations of such Person to pay the deferred and unpaid purchase price of Property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such Property in service or taking delivery and title thereto or the completion of such services and whose primary purpose is for financing;

(e)           all Capitalized Lease Obligations and all Attributable Debt of such Person;

(f)            the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(g)           all obligations referred to in other clauses of this definition of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (1) the Fair Market Value of such asset at such date of determination and (2) the amount of such Indebtedness of such other Persons;

(h)           Hedging Obligations of such Person; and

(i)            all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date as determined in accordance with GAAP. The amount of Indebtedness under Hedging Obligations of a Person will be calculated by reference to the net liability of such Person thereunder (as determined in accordance with GAAP as of the date of the most recent financial statements distributed to Holders under Section 4.03).

For purposes hereof, “Indebtedness” shall not include (1) Indebtedness Incurred in connection with a Broadcast Separation Transaction of the type described in clause (c) of the definition thereof and (2) Indebtedness of CCFC or any Restricted Subsidiary owed to any Broadcast Business Company; provided (in the case of (2)) that such Indebtedness (A) is Incurred in connection with a Broadcast Separation Transaction, (B) is expressly subordinated for the benefit of the Holders to the prior payment in full in cash of all obligations with respect to the Notes, and (C) is discharged, capitalized or otherwise retired without payment on or prior to any Broadcast Business Company ceasing to be a Wholly Owned Subsidiary of Parent.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking, financial advisory, valuation or accounting firm of international standing or any third-party appraiser of international standing; provided that such firm or appraiser is not an Affiliate of the Issuer.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the £375 million aggregate principal amount of Sterling Notes, the $425 million aggregate principal amount of Dollar Notes, the €225 million aggregate principal amount of Euro Notes and the $100 million aggregate principal amount of Floating Rate Notes, as the case may be, issued under this Indenture on the date hereof.

“Intercreditor Deed” means the Intercreditor Deed among the Issuer, NTLIH, Credit Suisse First Boston, The Bank of New York and the senior lenders party thereto, to be dated the Closing Date, as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of this Indenture.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Intermediate Guarantor” means CCFC, NTL (UK) Group, Inc., NTL Communications Limited and any future Subsidiary of CCFC of which the Issuer is a Subsidiary, which future Subsidiary shall be required to guarantee the Notes on a senior basis in accordance with Section 11.06 hereof.  The guarantee of the Notes by each Intermediate Guarantor is referred to as an “Intermediate Guarantee.”

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are of a type that will be recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (including by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person, or any prepayment, repayment, repurchase, redemption, retirement, refinancing or defeasance of Indebtedness of such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of Sections 4.07, 4.17 and 4.18,

(a)           “Investment” shall include the portion (proportionate to CCFC’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of CCFC at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, CCFC shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(1)           CCFC’s “Investment” in such Subsidiary at the time of such redesignation less

(2)           the portion (proportionate to CCFC’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(b)           any Property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

For purposes hereof, “Investment” shall not include a Broadcast Separation Transaction of the type described in clauses (a), (c), (d) or (e) of the definition thereof.

“Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Legal Holiday” means (a) a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York or London, England and (b) a day on which TARGET is not operating.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders for use by such Holders in connection with the Exchange Offer.

“Leverage Ratio” means the ratio of:

(a)           the outstanding Indebtedness of CCFC and its Consolidated Restricted Subsidiaries, including all Restricted Companies and their Subsidiaries, if they are not Consolidated Subsidiaries of CCFC, on a pro forma basis as if they were Consolidated Subsidiaries of CCFC, to

(b)           the Annualized Pro Forma EBITDA.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Member State” means any country that is a member of the European Union on the Closing Date.

“Merger Event” shall be the first event that is designated a Merger Event by the Board of Directors pursuant to (1) a merger or consolidation of Parent or a Wholly Owned Subsidiary of Parent with or into the Target Group, (2) the acquisition by Parent or a Wholly Owned Subsidiary of Parent of all of the outstanding Capital Stock or all or substantially all of the assets of the Target Group or (3) the acquisition by the Target Group of all of the outstanding Capital Stock or all or substantially all of the assets, of Parent or a Wholly Owned Subsidiary of Parent; provided, however, that the provisions of this

Indenture relating to a Merger Event apply only to the first Merger Event to be so designated after the Closing Date and not to any subsequent Merger Events.

“Net Available Cash” from an Asset Disposition means cash payments received (including, only when and as received, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(a)           all legal, accounting and investment banking fees and expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all national, regional, state, provincial, foreign and local taxes required to be paid as a consequence of such Asset Disposition,

(b)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

(c)           all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

(d)           appropriate cash amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property or other assets disposed of in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“New Credit Facility” means the senior secured credit facility to be dated the Closing Date among Parent, certain of its Subsidiaries as guarantors, Credit Suisse First Boston, as facility agent and security trustee, the mandated lead arrangers and the lenders party thereto, as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of the Indenture.

“Non-Recourse Debt” means Indebtedness:

(a)           as to which neither CCFC, the Issuer nor any other Restricted Subsidiary (1) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (2) is directly or indirectly liable (as a guarantor or otherwise);

(b)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of CCFC, the Issuer or any other Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; provided, that this clause (b) shall not apply to a default under Indebtedness of a Restricted Subsidiary in an amount that is less than or equal to £20 million resulting from a default under Indebtedness of any Broadcast Business Company that is a Wholly Owned Subsidiary; and

(c)           the explicit terms of which provide there is no recourse against any of the assets of CCFC, the Issuer or any other Restricted Subsidiary.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantor” means Parent, each Intermediate Guarantor, the Senior Subordinated Subsidiary Guarantor, and each Additional Subsidiary Guarantor.  The guarantee of the Notes by each Note Guarantor is referred to as a “Note Guarantee.”

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, except as described under Article 9 hereof, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the Exchange Notes and any Additional Notes.

“NTL Holding Company” means any Person, including Parent, of which the Issuer is a Wholly Owned Subsidiary.

“NTLIH” has the meaning assigned to it in the preamble to this Indenture.

“Officer” of a Person means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, Assistant Treasurer, or the Secretary or Assistant Secretary.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel of recognized standing in a form reasonably satisfactory to the addressee of such opinion. The counsel may be an employee of or counsel to the Issuer, a Subsidiary Guarantor or the Trustee.

“Parent” has the meaning assigned to it in the preamble to this Indenture.

“Parent Guarantee” means the guarantee of the Notes by Parent.

“Participant” means, with respect to any Depositary, a Person who is a participant of or has an account with such Depositary (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

“Permitted Business” means any business engaged in by CCFC, the Issuer or any other Restricted Subsidiary on the Closing Date and any Related Business.

“Permitted Investment” means an Investment by CCFC, the Issuer or any other Restricted Subsidiary in:

(a)           CCFC, the Issuer, any other Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

(b)           another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, CCFC, the Issuer or any other Restricted Subsidiary; provided, however, that such Person’s primary business is a Permitted Business;

(c)           cash and Temporary Cash Investments;

(d)           receivables owing to CCFC, the Issuer or any other Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as CCFC, the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(e)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(f)            loans, advances or Guarantees of loans or advances to employees (including for relocation) made in the ordinary course of business of CCFC, the Issuer or such Restricted Subsidiary and not exceeding £2.5 million in the aggregate outstanding at any one time;

(g)           shares, obligations or securities received in settlement of debts created in the ordinary course of business and owing to CCFC, the Issuer or any other Restricted Subsidiary or in satisfaction of judgments;

(h)           any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.10;

(i)            any Person, if such Investment is in existence on the Closing Date and any Investment in any Person to the extent such Investment Refinances an Investment in such Person existing on the Closing Date in an amount not exceeding the amount of the Investment being Refinanced; provided, however, that such new Investment is on terms and conditions no less favorable to CCFC, the Issuer or any other Restricted Subsidiary than the Investment being Refinanced;

(j)            Guarantees permitted to be Incurred under Section 4.09;

(k)           lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(l)            Hedging Obligations permitted under this Indenture;

(m)          repurchases of the Notes or the Exchange Notes;

(n)           Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(o)           any Person where such Investment was acquired by CCFC, the Issuer or any other Restricted Subsidiary (1) in exchange for any other Investment or accounts receivable held by CCFC, the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (2) as a result of a foreclosure by CCFC, the Issuer or any such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(p)           any Receivables Subsidiary organized in connection with a Qualified Receivables Transaction that, in the good faith determination of CCFC, are necessary or advisable to effect such Qualified Receivables Transaction; and

(q)           any Person; provided, however, that such Investment (having a Fair Market Value measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (q) since the Closing Date, shall not exceed at the time the Investment is made the greater of (1) 2.0% of Total Assets or (2) £100 million; provided, further, however, that Investments made in any Unrestricted Subsidiary pursuant to this clause (q) shall not increase the amount of Restricted Payments permitted to be made under Section 4.07 upon any redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(a)           pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Temporary Cash Investments to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or customs duties in connection with the importation of goods or for the payment of rent, in each case Incurred in the ordinary course of business;

(b)           Liens imposed by law, such as statutory Liens for landlords and carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet delinquent or being contested in good faith or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(c)           Liens for taxes, assessments or government charges or claims not yet due or payable or subject to penalties for non-payment or which are being contested in good faith;

(d)           Liens in favor of issuers of surety bonds, performance bonds or letters of credit, bankers’ acceptances or other obligations of a like nature provided by any Intermediate Guarantor or a Restricted Subsidiary in the ordinary course of business; provided, however, that such letters of credit or bankers’ acceptances do not constitute Indebtedness;

(e)           survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, utility agreements, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(f)            Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, assets or Property of such Person; provided, however, that the Lien may not extend to any other assets or Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the original principal amount of the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien;

(g)           Liens to secure Bank Indebtedness Incurred pursuant to clause (1) or (12) (to the extent relating to Bank Indebtedness, provided that the principal amount of Bank Indebtedness Incurred pursuant to clause (12) and so secured shall not exceed £1,250,000,000, less the amount of Target Group Indebtedness refinanced as Bank Indebtedness under clause (1)) of paragraph (b) of Section 4.09 and Liens to secure Indebtedness (including Bank Indebtedness but other than Public Debt issued by the Issuer or any Intermediate Guarantor) Incurred pursuant to paragraph (a) or clause (4) of paragraph (b) (to the extent relating to paragraph (a)) of Section 4.09.

(h)           Liens existing on the Closing Date;

(i)            Liens on Property or shares of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other Property owned by such Person or any of its Subsidiaries;

(j)            Liens on Property at the time such Person or any of its Subsidiaries acquires the Property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other Property owned by such Person or any of its Subsidiaries;

(k)           Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to a Restricted Subsidiary or the Issuer (other than Indebtedness or other obligations owing by a Subsidiary Guarantor to a Subsidiary that is not a Subsidiary Guarantor);

(l)            Liens securing Hedging Obligations permitted to be Incurred under this Indenture so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same Property securing such obligations or cash collateral or customary Liens Incurred in connection with Hedging Obligations;

(m)          Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that:

(1)           such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements to or on such Property) and

(2)           the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(A)          the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clause (f), (h), (i) or (j) at the time the original Lien became a Permitted Lien under this Indenture and

(B)           an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(n)           Liens securing the Notes, the Intermediate Guarantees, the Subsidiary Guarantees and other obligations of any Intermediate Guarantor and its Subsidiaries under this Indenture;

(o)           Liens of a Restricted Subsidiary that is not an Intermediate Guarantor, the Issuer or a Subsidiary Guarantor securing Indebtedness of a Restricted Subsidiary that is not an Intermediate Guarantor, the Issuer or a Subsidiary Guarantor;

(p)           Liens in favor of any Intermediate Guarantor, the Issuer or a Subsidiary Guarantor;

(q)           Liens to secure Receivables and Related Assets as part of a Qualified Receivables Transaction;

(r)            Liens arising by virtue of any statutory or common law provisions (or by agreement to the same effect) relating to banker’s Liens, contractual rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(s)           Liens arising from U.S. Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Person in the ordinary course of business;

(t)            Liens in connection with any Sale/Leaseback Transaction permitted under Section 4.16;

(u)           Liens in connection with a Broadcast Separation Transaction of the type described in clauses (a) through (d) of the definition thereof; and

(v)           Liens Incurred in the ordinary course of business of any Intermediate Guarantor or any Restricted Subsidiary with respect to obligations (other than Indebtedness for borrowed money) that do not exceed £20 million at any time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma EBITDA” means, for any period, the EBITDA of CCFC and its Consolidated Restricted Subsidiaries, including all Restricted Companies and their Subsidiaries, if they are not Consolidated Subsidiaries of CCFC, on a pro forma basis as if they had become Consolidated Subsidiaries of CCFC as of the Closing Date, after giving effect to the following:

if:

(a)           since the beginning of such period, CCFC or any Restricted Subsidiary shall have made any Asset Disposition or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of Property;

(b)           the transaction giving rise to the need to calculate Pro Forma EBITDA is such an Asset Disposition, Investment or acquisition; or

(c)           since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into CCFC or any Restricted Subsidiary since the beginning of such period shall have made such an Asset Disposition, Investment or acquisition,

EBITDA for such period shall be calculated in good faith by a responsible financial or accounting officer of CCFC after giving pro forma effect to such Asset Disposition, Investment or acquisition as if such Asset Disposition (and the application of the proceeds therefrom), Investment or acquisition occurred on the first day of such period.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale. The term “Public Debt,” for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and Affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any Bank Indebtedness under any Credit Facility, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Purchase Money Indebtedness” means Indebtedness:

(a)           consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

(b)           Incurred to finance the acquisition by CCFC or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that the original principal amount of such Indebtedness is Incurred within 180 days after the acquisition by such Intermediate Guarantor or such Restricted Subsidiary of such asset.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by CCFC, the Issuer or any other Restricted Subsidiary pursuant to which CCFC, the Issuer or any other Restricted Subsidiary may sell, convey or otherwise transfer to:

(a)           a Receivables Subsidiary (in the case of a transfer by CCFC, the Issuer or any other Restricted Subsidiary); and

(b)           any other Person (in the case of a transfer by a Receivables Subsidiary),

or may grant a security interest in, any Receivables and Related Assets.

“Receivables and Related Assets” means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, Guarantees, insurance proceeds, collections, other related assets and assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable, and proceeds of all the foregoing.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.

“Receivables Subsidiary” means a Subsidiary of CCFC that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and:

(a)           has no Indebtedness or other Obligations (contingent or otherwise) that:

(1)           are guaranteed by CCFC, the Issuer or any other Restricted Subsidiary, other than contingent liabilities pursuant to Standard Securitization Undertakings;

(2)           are recourse to or obligate CCFC, the Issuer or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(3)           subjects any Property or assets of CCFC, the Issuer or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)           has no contract, agreement, arrangement or undertaking (except in connection with a Qualified Receivables Transaction) with CCFC, the Issuer or any other Restricted Subsidiary other than on terms no less favorable to CCFC, the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivables; and

(c)           neither CCFC, the Issuer nor any other Restricted Subsidiary has any obligation to maintain or preserve such Receivables Subsidiary’s financial condition or cause such Receivables Subsidiaries to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the relevant Trustee by filing with such Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying, to such Officer’s knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as:

(a)           such Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)           the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, and

(2)           an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b)           the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced,

(c)           the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(d)           the new Indebtedness is not senior in right of payment to the Indebtedness that is being Refinanced, and

(e)           to the extent such Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clauses (5) or (12) of Section 4.09(b), such Refinancing Indebtedness is Incurred only by such Restricted Subsidiary (except, in the case of Indebtedness originally Incurred under clause (12) of Section 4.09(b), for Indebtedness Refinanced as Bank Indebtedness under clause (1) of Section 4.09(b));

provided, however, that Refinancing Indebtedness shall not include:

(y)           Indebtedness of a Restricted Subsidiary that is not an Intermediate Guarantor, the Issuer or the Senior Subordinated Subsidiary Guarantor that Refinances Indebtedness of an

Intermediate Guarantor, the Issuer or the Senior Subordinated Subsidiary Guarantor (unless the Indebtedness being Refinanced is Bank Indebtedness permitted to be Incurred under this Indenture or Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor) or

(z)            Indebtedness of any Intermediate Guarantor, the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary or any NTL Holding Company of which CCFC is a Subsidiary.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement, dated the Closing Date, among the Issuer and the other parties named on the signature pages thereof, relating to the Notes, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes offered in exchange for such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the applicable Global Note Legend and the Private Placement Legend and deposited with or on behalf of the respective Depositary (or the common depositary) therefor and registered in the name of the respective Depositary (or the common depositary) therefor or its nominee, issued in a denomination equal to the outstanding principal amount of the Sterling Notes, the Dollar Notes, the Euro Notes or the Floating Rate Notes, as the case may be, initially sold in reliance on Rule 903 of Regulation S.

“Related Business” means any business related, ancillary or complementary to the businesses of the Intermediate Guarantors, the Issuer and the Restricted Subsidiaries on the Closing Date including, without limitation, all forms of television, telephony and Internet services and any services relating to carriers, networks, broadcast or communications services.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Responsible Officer,” means any officers within the corporate trust and agency department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Companies” means Diamond and its Subsidiaries, provided that any Restricted Company shall no longer be deemed a “Restricted Company” as of the time it becomes a Wholly Owned Subsidiary of the Issuer. “Restricted Company” shall have a correlative meaning.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” means any Subsidiary of CCFC and, if not a Wholly Owned Subsidiary of CCFC, any Restricted Company and its Subsidiaries, in each case other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 902” means Rule 902 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale/Leaseback Transaction” means an arrangement relating to Property now owned or hereafter acquired by CCFC, the Issuer or any other Restricted Subsidiary whereby CCFC, the Issuer or any other Restricted Subsidiary transfers such Property to a Person and CCFC, the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between CCFC, the Issuer and any other Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of any Person secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Trustee” means Credit Suisse First Boston, as security trustee under the Intercreditor Deed or any successor thereto in its capacity as trustee under the Intercreditor Deed or any Person acting in such capacity under an additional intercreditor deed relating to the Notes.

“Senior Default” means an event of default in respect of Bank Indebtedness or Designated Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor other than a Senior Payment Default.

“Senior Indebtedness” of the Issuer or the Senior Subordinated Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Issuer or the Senior Subordinated Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness (including Hedging Obligations relating thereto) and all other Indebtedness of the Issuer or the Senior Subordinated Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are (a) subordinated in right of payment to the Notes, in the case of Indebtedness of the Issuer, or (b) rank pari passu with, or are subordinated in right of payment to, the Senior Subordinated Subsidiary Guarantor’s Senior Subordinated Subsidiary Guarantee, in the case of Indebtedness of the Senior Subordinated Subsidiary Guarantor; provided, however, that Senior Indebtedness of the Issuer or the Senior Subordinated Subsidiary Guarantor shall not include:

(1)           any obligation of the Issuer to any Subsidiary of the Issuer or of the Senior Subordinated Subsidiary Guarantor to the Issuer or any other Subsidiary of the Senior Subordinated Subsidiary Guarantor;

(2)           any liability for national, regional, state, local or other taxes owed or owing by the Issuer or the Senior Subordinated Subsidiary Guarantor, as applicable, other than as required by law;

(3)           any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4)           any Indebtedness or obligation of the Issuer or the Senior Subordinated Subsidiary Guarantor (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Issuer or the Senior Subordinated Subsidiary Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Issuer or the Senior Subordinated Subsidiary Guarantor, as applicable;

(5)           any obligations with respect to any Capital Stock; or

(6)           any Indebtedness Incurred in violation of this Indenture.

“Senior Payment Default” means a failure to make a payment when due in respect of Bank Indebtedness or Designated Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor.

“Senior Subordinated Indebtedness” of the Senior Subordinated Subsidiary Guarantor means any Indebtedness of the Senior Subordinated Subsidiary Guarantor that specifically provides that such Indebtedness is to rank equally with the Senior Subordinated Subsidiary Guarantee of the Senior Subordinated Subsidiary Guarantor in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Senior Subordinated Subsidiary Guarantor which is not Senior Indebtedness.

“Senior Subordinated Subsidiary Guarantor” has the meaning assigned to it in the preamble to this Indenture.  The guarantee of the Notes by the Senior Subordinated Subsidiary Guarantor is referred to as the “Senior Subordinated Subsidiary Guarantee.”  The Senior Subordinated Subsidiary Guarantee is subject to the provisions of the Intercreditor Deed.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Interest” means:

(a)           interest payable on the Notes in the event of a Registration Default (as defined in the Registration Rights Agreement), the amount of which shall be determined as provided in the Registration Rights Agreement; and

(b)           additional interest payable upon the failure to make the Restricted Companies Wholly Owned Subsidiaries of the Issuer within 90 days of the Closing Date, in the amount of an additional 0.25% per annum for each 90-day period following the expiration of such 90-day period, commencing on the 91st day after the Closing Date, until the Restricted Companies become Wholly Owned Subsidiaries of the Issuer, up to a maximum interest rate increase of an additional 2.00% per annum; provided that on the day that the Restricted Companies become Wholly Owned Subsidiaries of the Issuer, there shall be no further obligation to pay Special Interest under this clause (b) and any interest paid on the next Interest Payment Date shall be pro rated based on the number of days on which the interest rate was increased during such period.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by CCFC, the Issuer or any other Restricted Subsidiary that are customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer thereof unless such contingency has occurred).

“Sterling Equivalent” means with respect to any monetary amount in a currency other than pounds sterling, at any time of determination thereof, the amount of pounds sterling obtained by converting such foreign currency involved in such computation into pounds sterling at the average of the spot rates for the purchase and sale of pounds sterling with the applicable foreign currency as quoted on or recorded in any recognized source of foreign exchange rates within two Business Days prior to such determination. Whenever it is necessary to determine whether the Issuer has complied with any covenant in this Indenture or whether a Default has occurred, and an amount is expressed in a currency other than pounds sterling, such amount shall be treated as the Sterling Equivalent determined as of the date such amount is initially determined in such currency.

“Sterling Global Note” means a Global Note representing Sterling Notes.

“Sterling Notes” has the meaning assigned to it in the preamble to this Indenture.

“Subordinated Obligation” means any Indebtedness of the Issuer or a Note Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes (in the case of the Issuer) or the Note Guarantee (in the case of a Note Guarantor) pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(a)           such Person,

(b)           such Person and one or more Subsidiaries of such Person or

(c)           one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means the Senior Subordinated Subsidiary Guarantor and any Additional Subsidiary Guarantors.  Each guarantee of the Notes by a Subsidiary Guarantor is referred to as a “Subsidiary Guarantee”.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (for the settlement of payments in euro).

“Target Group” means a Person (including all Subsidiaries and parent entities of such Person) whose principal area of business is substantially the same as that of Parent and its Subsidiaries and whose operations are predominantly in the UK.

“Temporary Cash Investments” means any of the following:

(a)           any investment in direct obligations of any country that is a Member State on the Closing Date or the United States of America or any agency thereof or obligations guaranteed by any country that is a Member State on the Closing Date or the United States of America or any agency thereof, and whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

(b)           investments in checking accounts, time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of £250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

(c)           repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above,

(d)           investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”), and

(e)           investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any country that is a Member State on the Closing Date, any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s Investors Service, Inc.

“TIA” means the U.S. Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Total Assets” means, as of any date of determination, the fixed assets and current assets shown on the most recent Consolidated balance sheet of CCFC as certified in an Officer’s Certificate delivered to the Trustee.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transferable Debt” means any Indebtedness of any Broadcast Business Company other than Indebtedness Incurred after the Closing Date and owed to the Issuer, any NTL Holding Company or any Restricted Subsidiary that is not a Broadcast Business Company.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by CCFC in good faith)) most nearly equal to the period from the redemption date to April 15, 2009; provided, however, that if the period from the redemption date to April 15, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Triangle Debentures” means the 11.20% Senior Discount Debentures due 2007 of NTL (Triangle) LLC.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UK Government Obligations” means sovereign obligations of the UK for the timely payment of which its full faith and credit is pledged, in each case which are payable in pounds sterling and not callable or redeemable at the option of the issuer thereof.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A or Exhibit B attached hereto that bears the applicable Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary therefor or its nominee, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(a)           any Subsidiary of CCFC that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in accordance with Section 4.17 or Section 4.18 hereof and

(b)           any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2)

of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902 under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means (a) in respect of any Person, a Person, all of the Capital Stock of which (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law or to ensure limited liability) is owned by that Person directly or (b) indirectly by a Person that satisfies the requirements of clause (a).

Section 1.02           Other Definitions.

Term	Defined in Section
“Additional Amounts”	2.13
“Affiliate Transaction”	4.11
“Allocable Excess Proceeds”	3.09
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Designation Date”	4.07
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds Offer”	3.09
“Guaranteed Obligations”	11.01
“Initial Lien”	4.12
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Private Exchange”	2.06
“Private Exchange Notes”	2.06
“Purchase Date”	3.09
“Registrar”	2.03
“Relevant Taxing Jurisdiction”	2.13
“Repurchase Offer”	4.15
“Restricted Payment”	4.07
“Successor Company”	5.01
“Successor Guarantor”	5.01
“Tax Redemption Date”	3.10
“Taxes”	2.13
“Triggering Event”	4.15

Section 1.03           Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security Holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04           Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           “including” means including without limitation;

(e)           words in the singular include the plural, and in the plural include the singular;

(f)            “will” shall be interpreted to express a command;

(g)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(h)           references to any person “acting reasonably” and correlative expressions shall be construed to mean “acting reasonably in the interests of the Holders and having regard to the duties of the Trustee to the Holders.”

ARTICLE 2
THE NOTES

Section 2.01           Form and Dating.

(a)           General.  The Notes shall be issued in series of senior unsecured notes consisting of sterling-denominated 9.75% Senior Notes due 2014, U.S. dollar-denominated 8.75% Senior Notes due 2014, euro-denominated 8.75% Senior Notes due 2014 and U.S. dollar-denominated Floating Rate Senior Notes due 2012.  Each series of Fixed Rate Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  Each series of the Floating Rate Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit B hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of £1,000 and integral multiples thereof, or $1,000 and integral multiples thereof, or of €1,000 and integral multiples thereof, as the case may be.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A or Exhibit B attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A or Exhibit B attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent outstanding Notes of each such series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian therefor, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           Euroclear and Clearstream, Luxembourg Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, Luxembourg will be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream, Luxembourg.

Section 2.02           Execution and Authentication.

An Officer must sign the Notes for the Issuer by manual or facsimile signature.

If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual or facsimile signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

On the Closing Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate the Initial Notes for original issue up to (i) £375 million in aggregate principal amount of 9.75% Senior Notes due 2014, (ii) €225 million in aggregate principal amount of 8.75% Senior Notes due 2014, (iii) $425 million in aggregate principal amount of 8.75% Senior Notes due 2014 and (iv) $100 million in aggregate principal amount of Floating Rate Senior Notes due 2012, as the case may be, and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes and Exchange Notes for original issue in an aggregate principal amount specified in such Authentication Order.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03           Registrar and Paying Agent.

The Issuer will maintain offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”) and offices or agencies where Notes may be presented for payment (each, a “Paying Agent”).  Offices or agencies of the Registrar and Paying Agent (a) for the Dollar Notes and the Floating Rate Notes, will be maintained in the Borough of Manhattan, the City of New York, and, for so long as the Dollar Notes or the Floating Rate Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, (b) for the Sterling Notes, will be maintained in the Borough of Manhattan, the City of New York, in London, England and, for so long as the Sterling Notes are listed on the Luxembourg Stock Exchange, in Luxembourg and (c) for the Euro Notes, will be maintained in the Borough of Manhattan, the City of New York, in London, England, and, for so long as the Euro Notes are listed on the Luxembourg Stock Exchange, in Luxembourg.  The Registrar, acting as agent of the Issuer solely for this purpose, will keep a register of the Notes and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer will notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee, acting as agent of the Issuer solely for this purpose, shall act as such.  The Issuer or any of its Subsidiaries, acting as agent of the Issuer solely for this purpose, may act as Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Dollar Global Notes and the Floating Rate Global Notes and Euroclear and Clearstream, Luxembourg to each act as a Depositary with respect to the Sterling Global Notes and the Euro Global Notes.  The Bank of New York will act as Common Depositary for the Sterling Global Notes and the Euro Global Notes on behalf of Euroclear and Clearstream, Luxembourg.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent in New York and London and to act as Custodian with respect to the Global Notes, and initially appoints The Bank of New York (Luxembourg) S.A. to act as the Registrar and Paying Agent in Luxembourg.

Section 2.04           Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying

Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  Money held in trust by a Paying Agent need not be segregated, except as required by law, and in no event shall any Paying Agent be liable for interest on any money received by it hereunder.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon payment over to the Trustee, the Paying Agent will have no further liability for the money.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee and the Bank of New York (Luxembourg) S.A. will serve as Paying Agents for the Notes.

Section 2.05           Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06           Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the applicable Depositary to a nominee of the applicable Depositary, by a nominee of the applicable Depositary to the applicable Depositary or to another nominee of the applicable Depositary, or by the applicable Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes of a series will be exchanged by the Issuer for Definitive Notes if:

(1)           in the case of a Dollar Global Note or Floating Rate Global Note, the Issuer delivers to the Trustee notice from the applicable Depositary (i) that such Depositary is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary or (ii) that such Depositary is no longer a clearing agency registered under the Exchange Act;

(2)           in the case of a Sterling Global Note or a Euro Global Note, the Issuer delivers to the Trustee notice (i) from Euroclear and Clearstream, Luxembourg that they are unwilling or unable to continue to act as clearing agencies or (ii) from the Common Depositary that the Common Depositary is unwilling or unable to continue to act as Common Depositary and a successor Common Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Common Depositary; or

(3)           in the case of any Global Note, there has occurred and is continuing an Event of Default with respect to such Global Note.

Upon the occurrence of any of the events listed in the preceding clauses (1) to (3) of this Section 2.06(a), or if the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definite Notes under this Indenture, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver Definitive Notes of the series and in an aggregate principal amount equal to the principal amount of the applicable Global Note in exchange therefor.  The Issuer will, at the cost of the Issuer (but against such indemnity as the Registrar or any relevant Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such exchange), cause sufficient Definitive Notes to be executed and delivered to the Trustee for authentication and the Registrar for registration of the exchange and dispatch to the relevant Holders within 30 days of the relevant event.  The Trustee or the Registrar shall, at the cost of the Issuer, deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Definitive Notes issued in exchange for beneficial interests in Global Notes pursuant to this Section 2.06(a) shall be registered in such names and in such authorized denominations as the applicable Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S, unless such person is a “Distributor” as defined in Rule 902.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both (i) a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.  If any one of the events listed in clauses (1) to (3) of Section 2.06(a) has occurred or the Issuer has elected pursuant to Section 2.06(a) to cause the issuance of Definitive Notes, transfers or exchanges of beneficial interests in a Global Note for a Definitive Note shall be effected, subject to the satisfaction of the conditions set forth in the applicable subclauses of this Section 2.06(c).

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (4) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof,

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E)           such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(F)           the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (1)(b) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (F), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and, upon receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the applicable Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (4) thereof;

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) or (D) above, the Regulation S Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of

Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;

(E)           such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(F)           the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(c) thereof; or

(ii)           if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (F), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the relevant Unrestricted Global Note.

If any such exchange or transfer from an Unrestricted Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (2)(D) above or this subparagraph (3) at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications required by item (3) thereof.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (1)(d) thereof; or

(ii)           if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with any Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate:

(1)           one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered in an Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(2)           Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.  If, upon completion (as determined in accordance with any Registration Rights Agreement) of an Exchange Offer, any Holder holds Notes not exchanged in such Exchange Offer, the Issuer may thereafter issue and deliver to such Holder, in exchange (a “Private Exchange”) for those Notes held by such Holder, a like principal amount of debt securities of the Issuer issued under this Indenture and identical in all material respects to such Notes (the “Private Exchange Notes”); provided that the Issuer shall have obtained certifications and other evidence reasonably satisfactory to the Issuer that any such Holder may receive Private Exchange Notes in such Private Exchange in compliance with applicable securities laws.  The Exchange Notes issued in an Exchange Offer and the related Private Exchange Notes shall be issued in the same series under this Indenture and shall have the same CUSIP, Common Code, ISIN and/or other identification numbers.  For the avoidance of doubt, interest on any Exchange Notes will accrue from the last interest payment date on which interest was paid on the relevant Notes or, if no interest has been paid on such Notes, from the date of their original issue.

(g)           Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION, AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION AND (2) AGREES TO REOFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE ISSUER, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH REOFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (C) or (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM SET FORTH IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “UNITED STATES,” “OFFSHORE TRANSACTION” AND

“U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Dollar Global Note and Floating Rate Global Note Legend.  Each Dollar Global Note and each Floating Rate Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)           Sterling Global Note and Euro Global Note Legend.  Each Sterling Global Note and each Euro Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE

REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (WHICH SHALL INITIALLY BE THE BANK OF NEW YORK, ONE CANADA SQUARE, LONDON E14 5AL, UNITED KINGDOM) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)            General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)           The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           The Issuer will not be required:

(A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07           Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note.

If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee, any Agent and any authenticating agent in connection therewith.

Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08           Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(c) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the entire principal amount and premium, if any, of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action as herein described, the principal amount of Euro Notes, Dollar Notes and Floating Rate Notes shall be deemed to be the Sterling Equivalent of such principal amount of Euro Notes, Dollar Notes and Floating Rate Notes as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an Agent duly appointed in writing or may be embodied in or evidenced by an electronic transmissions which identifies the documents containing the proposal on which such consent is requested and certifies such Holders’ consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and where it is hereby expressly required, to the Issuer.

Section 2.09           Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding to the extent required in order to qualify this Indenture under the TIA, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10           Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11           Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirements of the Exchange Act) in its customary manner unless the Issuer directs the Trustee to deliver canceled Notes to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12           Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date in a manner reasonably satisfactory to the Trustee, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 10 days before the special record date, the Issuer will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13           Additional Amounts.

(a)           All payments made under or with respect to the Notes shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of the United Kingdom, the United States or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer or any Note Guarantor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made (each, a “Relevant Taxing Jurisdiction”), unless the Issuer or any Note Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

(b)           If the Issuer or a Note Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Issuer or the applicable Note Guarantor shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)           any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of such Note),

(2)           any estate, inheritance, gift, sales, excise, transfer, personal property Tax or similar Tax,

(3)           any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any premium or interest on, the Notes,

(4)           any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence, identity or present or former connection with a Relevant Taxing Jurisdiction of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any certification, information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax,

(5)           any withholding or deduction imposed on a payment to an individual required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with an introduction in order to conform to, such Directive,

(6)           any combination of items (1), (2), (3), (4) and (5) above,

(7)           any Taxes that would not have been so imposed, withheld or deducted if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that such beneficiary would have been entitled to Additional Amounts had the Note been presented on the last day of the 30-day period),

(8)           any payment under or with respect to a Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note, or

(9)           any withholding or deduction that is imposed on a Note presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Note to another Paying Agent in a Member State.

(c)           If the Issuer or any Note Guarantor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the relevant Note Guarantee, as applicable, the Issuer or such Note Guarantor, as applicable, will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the Note Guarantor, as applicable, shall notify the Trustee promptly thereafter but in no event later than two Business Days prior to the date of payment) notice of payment in the form of an Officer’s Certificate. In either circumstance, the Officer’s Certificate must state that Additional Amounts will be payable and the amount so payable. The Officer’s Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders and beneficial owners on the relevant payment date.

(d)           Upon request, the Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

(e)           Whenever in this Indenture there is mentioned, in any context, the payment of principal, purchase prices in connection with a purchase of Notes, interest, or any other amount payable on or with respect to any of the Notes, that reference shall be deemed to include payment of Additional Amounts provided for in this section and Special Interest to the extent that, in such context, Additional Amounts or Special Interest are, were or would be payable in respect thereof.

(f)            The Issuer or a Note Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantees, this Indenture or any other related document or instrument, or the receipt of any payments with respect to the Notes or the Note Guarantees, excluding taxes, charges or similar levies imposed by any jurisdiction outside of the United Kingdom, the United States, the jurisdiction of incorporation of any successor of the Issuer or any jurisdiction in which a Paying Agent is located, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

(g)           The preceding provisions will survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 2.14           Currency Indemnity

(a)           The currency of account and payment for all sums, including damages, payable by the Issuer or any Note Guarantor under or in connection with the Sterling Notes, the Dollar Notes and the Floating Rate Notes, or the Euro Notes, as the case may be, is pounds sterling, the U.S. dollar, or the euro, respectively. Any amount received or recovered in a currency other than pounds sterling (in the case of the Sterling Notes), U.S. dollars (in the case the Dollar Notes and the Floating Rate Notes), or euro (in the case of the Euro Notes), whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Note Guarantor or otherwise by any Holder of a Sterling Note, a Dollar Note, a Floating Rate Note or a Euro Note, as the case may be, or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Note Guarantor will only constitute a discharge to the Issuer or any Note Guarantor to the extent of pounds sterling amount, the U.S. dollar amount or the euro amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(b)           If that pounds sterling amount is less than the sterling amount expressed to be due to the recipient or the Trustee under any Sterling Note, or if that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under any Dollar Note or Floating Rate Note, or if that euro amount is less than the euro amount expressed to be due to the recipient or the Trustee under any Euro Note, the Issuer and any Note Guarantor will indemnify them against any loss sustained by such recipient as a result. In any event, the Issuer and any Note Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder or the Trustee to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer and any Note Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01           Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a)           the clause of this Indenture pursuant to which the redemption shall occur;

(b)           the redemption date;

(c)           the principal amount of each series of Notes to be redeemed; and

(d)           the redemption price.

Section 3.02           Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

(a)           if the applicable Notes are listed on any national securities exchange (including the Luxembourg Stock Exchange), in compliance with the requirements of the principal national securities exchange on which they are listed; or

(b)           if the applicable Notes are not listed on any national securities exchange or the relevant national securities exchange does not have any applicable requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuer and the Registrar (if not the Issuer) in writing of the Notes selected for redemption or purchase and, in the case of any Notes selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000, or of £1,000 or whole multiples of £1,000 or €1,000 or whole multiples of €1,000, as the case may be; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, £1,000 or €1,000, as the case may be, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03           Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 10 hereof.  So long as any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, notice will be published in Luxembourg in a daily leading newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

The notice will identify the Notes to be redeemed and will state:

(a)           the redemption date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuer defaults in making such redemption payment or the relevant Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee in its sole discretion), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05           Deposit of Redemption or Purchase Price.

No later than one Business Day prior to the redemption or purchase price date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase unless the relevant Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06           Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07           Optional Redemption.

(a)           Except as set forth in paragraphs (b) and (c) below or in Section 3.10 hereof, the Issuer may not redeem the Fixed Rate Notes prior to April 15, 2009.  On or after this date, the Issuer may redeem the Fixed Rate Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Special Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Redemption Year	Sterling Notes Redemption Price	Dollar Notes Redemption Price	Euro Notes Redemption Price
2009	104.875%	104.375%	104.375%
2010	103.250%	102.917%	102.917%
2011	101.625%	101.458%	101.458%
2012 and thereafter	100%	100%	100%

(b)           At any time prior to April 15, 2009, the Issuer may at its option redeem the Fixed Rate Notes in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to the sum of

(1)           100% of the principal amount of the Fixed Rate Notes to be redeemed, plus

(2)           the Applicable Premium,

plus accrued and unpaid interest and Special Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)           At any time prior to April 15, 2007, the Issuer may, on one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of each series of Fixed Rate Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings. The redemption price of the Sterling Notes is equal to 109.750% of the principal amount thereof, and the redemption price of the Dollar Notes and Euro Notes is equal to 108.750% of the principal amount thereof, each plus accrued and unpaid interest and Special Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:

(1)           after giving effect to any such redemption at least 60% of the original aggregate principal amount of each series of the Fixed Rate Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding; and

(2)           any such redemption by the Issuer must be made within 120 days of such Equity Offering.

(d)           Except as set forth in Section 3.10, the Issuer may not redeem the Floating Rate Notes prior to April 15, 2005.  On or after this date, the Issuer may redeem the Floating Rate Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest and Special Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Redemption Year	Redemption Price
2005	103%
2006	102%
2007	101%
2008 and thereafter	100%

(e)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08           Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09           Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (an “Excess Proceeds Offer”), it shall follow the procedures specified below.

The Excess Proceeds Offer shall be made to all Holders at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest thereon, if any, to the purchase date.  As promptly as practicable following termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Allocable Excess Proceeds (the “Offer Amount”) to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

Upon the commencement of an Excess Proceeds Offer, the Issuer will send or cause to be sent, by first class mail, to the Trustee and each of the Holders at the address appearing in the security register, a notice stating:

(a)           that the Excess Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Excess Proceeds Offer will remain open;

(b)           the Offer Amount, the purchase price and the Purchase Date;

(c)           that any Note not tendered or accepted for payment will continue to accrue interest;

(d)           that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer will cease to accrue interest after the Purchase Date;

(e)           that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer may elect to have Notes purchased in integral multiples of $1,000, £1,000 or €1,000 only, as the case may be except that a Holder may elect to have all of the Notes held by such Holder purchased even if not an integral multiple of $1,000, £1,000 or €1,000;

(f)            that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)           the procedure for withdrawing an election to tender;

(h)           that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000 or integral multiples thereof or of £1,000 or integral multiples thereof, or of €1,000 or integral multiples thereof, as the case may be, will be purchased); and

(i)            that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.  The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer will publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

To the extent that any portion of the amount of Net Available Cash remains after compliance with this Section 3.09, the Issuer may apply the remaining Net Available Cash in accordance with clause (c)(4) of Section 4.10. The Issuer will not be required to make an Excess Proceeds Offer for Notes (and other Senior Indebtedness) pursuant to Section 4.10 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (c)(1) and (c)(2) of Section 4.10) is less than £20 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Excess Proceeds Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of each Excess Proceeds Offer, the amount of Allocable Excess Proceeds will be reset at zero.

The term “Allocable Excess Proceeds” means the product of:

(y)           the amount of Net Available Cash remaining after application in accordance with clauses (c)(1) and (c)(2) of Section 4.10, and

(z)            a fraction,

(1)           the numerator of which is the aggregate principal amount of the Notes outstanding on the date of an Excess Proceeds Offer, plus accrued and unpaid interest thereon, if any, to such date, and

(2)           the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of such Excess Proceeds Offer, plus accrued and unpaid interest thereon, if any, to such date, and the aggregate principal amount (or accreted value in the case of Indebtedness with original issue discount) of other Senior Indebtedness of the Issuer outstanding on the date of such Excess Proceeds Offer, plus accrued and unpaid interest or Special Interest thereon, if any, to such date, that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Dispositions similar in all material respects to this Section 3.09 and Section 4.10 and requiring the Issuer to make an offer to purchase such Senior Indebtedness at substantially the same time as such Excess Proceeds Offer.

The Issuer will comply with the requirements of Section 14(e) of the Exchange Act and any applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10           Redemption of Notes for Changes in Withholding Taxes.

The Issuer may, at its option, redeem all, but not less than all, of the then-outstanding Notes at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest or Special Interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines that (a) it has become obligated or on the occasion of the next payment due in respect of the Notes, it will be obligated to pay Additional Amounts and (b) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a Paying Agent located in another jurisdiction), as a result of:

(1)           any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United Kingdom or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the Closing Date,

(2)           any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Closing Date, or

(3)           the issuance of definitive Notes due to the notification by DTC or each of Euroclear and Clearstream, Luxembourg that it is unwilling or unable to continue to act as, or ceases to be, a clearing agency in respect of the Notes, if no successor is able to be appointed by the Issuer within 120 days of the notification.

The notice of redemption may not be given earlier than 120 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel to the effect that the circumstances referred to above exist. The Trustee shall accept the Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above.

ARTICLE 4
COVENANTS

Section 4.01           Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent holds as of the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due and is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture or the Intercreditor Deed.  The Issuer will pay all Special Interest pursuant to clause (a) of the definition thereof, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) at the same rate.

If a Paying Agent pays out on or after the due date therefor, or becomes liable to pay out funds on the assumption that the corresponding payment by the Issuer has been or will be made and such payment has in fact not been so made by the Issuer, then the Issuer shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum.

Section 4.02           Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) (a) for the Dollar Notes and the Floating Rate Notes, in the Borough of Manhattan, the City of New York, and, for so long as the Dollar Notes or the Floating Rate Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, (b) for the Sterling Notes, in the Borough of Manhattan, the City of New York, in London, England, and for so long as the Sterling Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, and (c) for the Euro Notes, in the Borough of Manhattan, the City of New York, in London, England, and, for so long as the Euro Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, where (1) Notes may be surrendered for registration of transfer or for exchange and (2) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York and London, England, and for so long as any Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03           Reports.

(a)           So long as the Notes are outstanding, the Issuer will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations, without cost to the Trustee (who, at the Issuer’s expense, will furnish by mail to the Holders); provided, however, that to the extent any reports are filed on the SEC’s website, such reports shall be deemed to be furnished to the Trustee and the Holders:

(1)           whether or not required by SEC rules and regulations, quarterly and annual reports of Parent and, to the extent required by SEC rules and regulations, quarterly and annual reports of the Intermediate Guarantors, the Issuer and any Subsidiary Guarantor containing substantially the same information required to be contained in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, under the Exchange Act, including financial statements prepared in accordance with GAAP and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; provided, however, that only to the extent reasonably available, at any time that any of CCFC’s Subsidiaries are Unrestricted Subsidiaries, the quarterly and annual financial information required by this paragraph will include a presentation, either on the face of the financial statements, in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of CCFC and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of CCFC; and

(2)           such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act, as in effect on the Closing Date.

To the extent GAAP in effect from time to time differs in any material respect from GAAP in effect on the Closing Date, the Issuer will separately prepare and deliver to the Trustee and Holders with its annual financial statements a reasonably detailed reconciliation to GAAP as in effect on the Closing Date with respect to the financial items necessary to ascertain compliance with the covenants set forth in this Indenture.

Parent will also make available copies of all reports required by clauses (1) and (2) above on its website and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, at the specified office of the Luxembourg Paying Agent.

(b)           The Issuer will furnish to the Holders and to prospective investors in the Notes, upon request of such holders, any information required to be delivered in connection with a sale pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are “restricted securities” within the meaning of Rule 144 under the Securities Act.  The Issuer will at all times comply with TIA §314(a).

Section 4.04           Compliance Certificates.

(a)           The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that in the course of the performance by the signer thereof of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period (and, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).  The Issuer shall otherwise comply with Section 3.14(a)(4) of the TIA.

(b)           If either (i) the Diamond Notes and the Triangle Debentures are not redeemed in whole in accordance with their terms within 90 days after the Closing Date or (ii) the Restricted Companies do not become Wholly Owned Restricted Subsidiaries of the Issuer within 90 days of the Closing Date, the Issuer will promptly deliver to the Trustee an Officer’s Certificate indicating that such event has not occurred.

Section 4.05           Taxes.

CCFC and the Issuer shall pay, and CCFC and the Parent shall cause each Restricted Subsidiary to pay, prior to delinquency, all Taxes except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06           [Intentionally Omitted]

Section 4.07           Restricted Payments.

(a)           CCFC and the Issuer will not, and CCFC and Parent will not permit any other Restricted Subsidiary, directly or indirectly, to:

(1)           declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment to the direct or indirect holders of its Capital Stock, except (A) pro rata dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (B) dividends, distributions or any similar payment payable to CCFC, the Issuer or any other Restricted Subsidiary (and, if CCFC, the Issuer or such other Restricted Subsidiary has shareholders other than CCFC, the Issuer or other Restricted Subsidiaries, to its other shareholders on a basis that is no more favorable to such other shareholders than a pro rata basis), provided, however, that each Restricted Company shall not declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment until such time as it is a Wholly Owned Subsidiary of the Issuer,

(2)           purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of any Intermediate Guarantor or the Issuer,

(3)           purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than (a) Subordinated Obligations owed to the Issuer or any Intermediate Guarantor and (b) the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of CCFC, the Issuer or any other Restricted Subsidiary acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of acquisition),

(4)           make any Investment (other than a Permitted Investment) in any Person, or

(5)           purchase, repurchase, redeem, retire, defease, repay or acquire for value any intercompany Indebtedness owed by CCFC to Parent

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a “Restricted Payment”), if at the time CCFC, the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(A)          a Default will have occurred and be continuing (or would result therefrom);

(B)           CCFC could not Incur at least £1.00 of additional Indebtedness under paragraph (a) of Section 4.09;

(C)           until the first day of the next fiscal year beginning after there have been two consecutive quarters in which Consolidated Net Income has been positive or such earlier date (the “Designation Date”) designated by CCFC as evidenced by an Officer’s Certificate, the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors) declared or made would exceed the greater of (x) £20 million in the fiscal year ended December 31, 2004 and £25 million per fiscal year thereafter (provided that any unused amounts shall not be carried forward from year to year) or (y) the sum, subsequent to the Closing Date, without duplication, of:

(i)            50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days (or such shorter period for which financial statements have been released) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

(ii)           the aggregate Net Cash Proceeds received by any Intermediate Guarantor or the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) CCFC, a Subsidiary of CCFC or any Restricted Company or any of its Subsidiaries or (y) an employee share ownership plan or other trust to the extent funded or required to be funded by CCFC or any of its Subsidiaries);

(iii)          the amount by which Indebtedness of CCFC or its Restricted Subsidiaries is reduced on CCFC’s Consolidated balance sheet upon the conversion or exchange of any Indebtedness of any Intermediate Guarantor or the Issuer issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer or any NTL Holding Company (less the amount of any cash or the Fair Market Value of other Property distributed by any Intermediate Guarantor or any Restricted Subsidiary upon such conversion or exchange);

(iv)          without duplication, the sum of

(x)            the aggregate amount returned to CCFC, the Issuer or any other Restricted Subsidiary in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Closing Date whether through interest payments, principal payments, dividends (other than Designated Dividends) or other distributions;

(y)           the net proceeds received and retained by CCFC, the Issuer or any other Restricted Subsidiary from the disposition, retirement or redemption of all or any portion of such Investments (other than Permitted Investments and other than to CCFC, the Issuer or any other Restricted Subsidiary and, for the avoidance of doubt, other than a disposition of any Broadcast Business Company); and

(z)            upon redesignation of an Unrestricted Subsidiary (except, for the avoidance of doubt, any Broadcast Business Company) as a Restricted Subsidiary subsequent to the Closing Date in accordance with Section 4.17, the Fair Market Value (valued as provided in the definition of “Investment”) of the net assets of such Subsidiary;

provided, however, that the amount under this clause (iv) shall not exceed the aggregate amount of all such Investments (other than Permitted Investments) made subsequent to the Closing Date (and treated as a Restricted Payment) by CCFC, the Issuer or any other Restricted Subsidiary in such Person, which amount was included in the calculation of the amount of Restricted Payments; or

(D)          following the earlier of the first day of the next fiscal year beginning after there have been two consecutive quarters in which Consolidated Net Income has been positive or the Designation Date, the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors) declared or made subsequent to such date would exceed the greater of (x) the amount set forth in clause (C)(y) hereof less any Restricted Payments made subsequent to the Closing Date pursuant to such clause (C)(y) or (y) the sum, without duplication, of:

(i)            50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter of the two consecutive quarters referred to above in which Consolidated Net Income has been positive or the Designation Date, as applicable, to the end of the most recent fiscal quarter ending at least 45 days (or such shorter period for which financial statements have been released) prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will subsequently be a deficit, minus 100% of such deficit);

(ii)           the aggregate Net Cash Proceeds received by any Intermediate Guarantor or the Issuer from the issue or sale of its Capital Stock (other than

Disqualified Stock) subsequent to the beginning of the first fiscal quarter of the two consecutive quarters referred to above in which Consolidated Net Income has been positive or the Designation Date, as applicable (other than an issuance or sale to (x) CCFC, a Subsidiary of CCFC or any Restricted Company or any of its Subsidiaries or (y) an employee share ownership plan or other trust to the extent funded or required to be funded by CCFC or any of its Subsidiaries);

(iii)          the amount by which Indebtedness of CCFC or its Restricted Subsidiaries is reduced on CCFC’s Consolidated balance sheet upon the conversion or exchange of any Indebtedness of any Intermediate Guarantor or the Issuer issued after the beginning of the first fiscal quarter of the two consecutive quarters referred to above in which Consolidated Net Income has been positive or the Designation Date, as applicable, which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer or any NTL Holding Company (less the amount of any cash or the Fair Market Value of other Property distributed by any Intermediate Guarantor or any Restricted Subsidiary upon such conversion or exchange);

(iv)          without duplication, the sum of

(x)            the aggregate amount returned to CCFC, the Issuer or any other Restricted Subsidiary in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the beginning of the first fiscal quarter of the two consecutive quarters referred to above in which Consolidated Net Income has been positive or the Designation Date, as applicable, whether through interest payments, principal payments, dividends (other than Designated Dividends) or other distributions;

(y)           the net proceeds received and retained by CCFC, the Issuer or any other Restricted Subsidiary from the disposition, retirement or redemption of all or any portion of such Investments (other than Permitted Investments and other than to CCFC, the Issuer or any other Restricted Subsidiary and, for the avoidance of doubt, other than a disposition of any Broadcast Business Company); and

(z)            upon redesignation of an Unrestricted Subsidiary (except, for the avoidance of doubt, any Broadcast Business Company) as a Restricted Subsidiary subsequent to the beginning of the first fiscal quarter of the two consecutive quarters referred to above in which Consolidated Net Income has been positive or the Designation Date, as applicable, in accordance with Section 4.17, the Fair Market Value (valued as provided in the definition of “Investment”) of the net assets of such Subsidiary;

provided, however, that the amount under this clause (iv) shall not exceed the aggregate amount of all such Investments (other than Permitted Investments) made subsequent to the beginning of the first fiscal quarter of the two consecutive quarters referred to above in which Consolidated Net Income has been positive or the Designation Date, as applicable (and treated as a Restricted Payment) by CCFC, the Issuer or any other Restricted Subsidiary in such Person, which amount was included in the calculation of the amount of Restricted Payments.

(b)           The provisions of the foregoing paragraph (a) will not prohibit:

(1)           any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of any Intermediate Guarantor or the Issuer made by exchange for, or out of the proceeds of the sale within 45 days of, Capital Stock of, as applicable, such Intermediate Guarantor or the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of CCFC or any Restricted Company or any of its Subsidiaries or an employee share ownership plan or other trust to the extent funded by CCFC or any of its Subsidiaries or any Restricted Company or any of its Subsidiaries); provided, however, that:

(A)          such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

(B)           the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (C)(ii) or (D)(ii) of paragraph (a) above;

(2)           any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of CCFC, the Issuer or any other Restricted Subsidiary made by exchange for, or out of the proceeds of the sale within 45 days of, Indebtedness of CCFC, the Issuer or such other Restricted Subsidiary that is permitted to be Incurred pursuant to paragraphs (b) and (c) of Section 4.09; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

(3)           any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of CCFC, the Issuer or any other Restricted Subsidiary from Net Available Cash to the extent permitted by Section 4.10; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

(4)           any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of CCFC, the Issuer or any other Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of CCFC, the Issuer or any other Restricted Subsidiary that qualifies as Refinancing Indebtedness; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

(5)           dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section 4.07; provided, however, that such dividends will be included (without duplication) in the calculation of the amount of Restricted Payments;

(6)           any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock, or options to purchase Capital Stock, of Parent or any of its Subsidiaries from employees, former employees, directors or former directors or consultants of Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors or consultants), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed £10 million in any calendar year;

(7)           any payment of dividends, other distributions or other amounts by CCFC for the purposes set forth in clauses (A), (B) and (C) below; provided, however, that such dividends, distributions or other payments will be excluded from the calculation of the amount of Restricted Payments:

(A)          to Parent in amounts required for Parent to pay taxes and other fees or amounts required to maintain its corporate existence and provide for other operating expenses in an aggregate amount of up to £30 million in any calendar year increasing to £50 million in any calendar year following any Merger Event;

(B)           payment to Parent of any Designated Dividends; and

(C)           amounts (i) payable for any income or corporate taxes or pursuant to any tax sharing agreement and (ii) related to transfer or surrender of net operating losses in an aggregate amount of up to £25 million in any calendar year; provided that any amounts distributed pursuant to clause (i) relate only to taxes attributable to CCFC and its Restricted Subsidiaries; provided further, however, that any net operating losses transferred or surrendered hereunder are not reasonably expected to be useable by CCFC or any Restricted Subsidiary until after the maturity of the Notes;

(8)           any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock deemed to occur upon exercise of options, warrants or other securities, if such Capital Stock represents a portion of the exercise price of such options, warrants or other securities; provided, however, that such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

(9)           Investments CCFC, the Issuer or any other Restricted Subsidiary shall be deemed to have made upon the designation of the Broadcast Business Companies as Unrestricted Subsidiaries (so long as such designation complies with Section 4.18), including any Broadcast Business Investments up to a maximum of £15 million; provided, however, that such deemed Investments will be excluded from the calculation of the amount of Restricted Payments except to the extent of any such Broadcast Business Investments, which will be included in such calculation;

(10)         after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, distributions (including by way of dividend) consisting of (A) cash, Capital Stock, Transferable

Debt, or Property of such Unrestricted Subsidiary that in each case is held by CCFC, the Issuer or any other Restricted Subsidiary or (B) proceeds from the disposition of the cash, Capital Stock, Transferable Debt or Property of such Unrestricted Subsidiary; provided, however, that (x) such distribution or disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the Property being transferred; (y) any Property received from any Unrestricted Subsidiary (other than Capital Stock or Transferable Debt issued by any Unrestricted Subsidiary) may be transferred by way of distribution or disposition pursuant to this clause (10) only if such Property, together with all related liabilities, is so transferred in a transaction that is substantially concurrent with the receipt thereof by CCFC, the Issuer or such other Restricted Subsidiary; and (z) such distribution or disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to CCFC, the Issuer and the Restricted Subsidiaries on a consolidated basis; provided further, however, that such distributions will be excluded from the calculation of the amount of Restricted Payments, it being understood that proceeds from the disposition of any cash, Capital Stock, Transferable Debt or Property of an Unrestricted Subsidiary that are so distributed will not increase the amount of Restricted Payments permitted under clause (a)(C)(iv) or (a)(D)(iv) above;

(11)         following any future Equity Offering of the ordinary shares of the Issuer or of any NTL Holding Company, the payment of dividends on common stock of CCFC up to 6% per annum of the proceeds received by any Intermediate Guarantor or the Issuer in any such Equity Offering that are contributed in cash to any Intermediate Guarantor’s or the Issuer’s equity (other than through the issuance of Disqualified Stock); provided, however, that if such Equity Offering was of common stock of Parent, the proceeds of any such dividend are used to fund an equal dividend on the common stock of Parent; provided further, however, that such Restricted Payments will be included in the calculation of the amount of Restricted Payments;

(12)         payments of any Receivables Fees; provided, however, that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments; and

(13)         any other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (13), not to exceed £75 million; provided, however, that (A) such Restricted Payments will be included in the calculation of the amount of Restricted Payments and (B) at the time of any Restricted Payment referred to in this clause (13), no Default or Event of Default has occurred and is continuing (or would result from such Restricted Payment).

Section 4.08           Restrictions on Distributions from Restricted Subsidiaries.

(a)           CCFC, the Issuer and Parent will not permit any Restricted Subsidiary (other than the Issuer or any Intermediate Guarantor) to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to CCFC, the Issuer or any other Restricted Subsidiary of which it is a Subsidiary;

(2)           make any loans or advances to CCFC, the Issuer or any other Restricted Subsidiary of which it is a Subsidiary; or

(3)           transfer any of its Property or assets to CCFC, the Issuer or any other Restricted Subsidiary of which it is a Subsidiary.

(b)           The provisions of Section 4.08(a) will not prohibit:

(1)           any encumbrance or restriction pursuant to (A) applicable law, rule, regulation, order or governmental license, permit or concession or (B) an agreement in effect on the Closing Date (including this Indenture, the New Credit Facility and the Intercreditor Deed);

(2)           in respect of a Restricted Subsidiary acquired by CCFC, the Issuer or any other Restricted Subsidiary after the Closing Date, any encumbrance or restriction with respect to such Restricted Subsidiary arising prior to the date on which such Restricted Subsidiary was acquired by CCFC, the Issuer or any other Restricted Subsidiary (other than an encumbrance relating to Indebtedness Incurred as consideration for, in contemplation of, or to provide all or any portion of the funds or credit support utilized to, consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by CCFC, the Issuer or any other Restricted Subsidiary) and outstanding on such date;

(3)           any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 4.08(b) or this clause (3) or contained in any amendment or modification to an agreement referred to in clause (1) or (2) of this Section 4.08(b) or this clause (3); provided, however, that the encumbrances and restrictions, taken as a whole, contained in any such Refinancing agreement or amendment or modification are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(4)           in the case of Section 4.08(a)(3), any encumbrance or restriction

(A)          that restricts in a customary manner the subletting, assignment or transfer of any Property or asset that is subject to a lease, license or similar contract,

(B)           encumbering Property at the time such Property was acquired by CCFC, the Issuer or any other Restricted Subsidiary so long as such restriction relates solely to the Property so acquired (other than any encumbrance or restriction created as consideration for, in contemplation of, in connection with or pursuant to the provision of, all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Property was otherwise acquired by CCFC, the Issuer or any other Restricted Subsidiary),

(C)           under agreements relating to Purchase Money Indebtedness or Capitalized Lease Obligations Incurred that impose customary restrictions on the Property subject to such Purchase Money Indebtedness or Capitalized Lease Obligations,

(D)          relating to Indebtedness that is permitted to be Incurred and secured without also securing the Notes or the applicable Subsidiary Guarantee pursuant to Section 4.09 and Section 4.12 that limit the right of the debtor to dispose of the Property securing such Indebtedness, or

(E)           customarily imposed on the transfer of copyrighted or patented materials or other intellectual property and customer provisions in agreements that restrict the assignment of such agreements or any rights thereunder;

(5)           any encumbrance created in connection with a Qualified Receivables Transaction permitted under Section 4.09;

(6)           any customary encumbrance or restriction imposed with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(7)           any customary encumbrance or restriction on cash or other deposits or net worth imposed on customers under contracts entered into in the ordinary course of business;

(8)           any encumbrance or restriction pursuant to an agreement governing any Bank Indebtedness of CCFC or a Restricted Subsidiary permitted to be Incurred subsequent to the Closing Date pursuant to clause (b)(1) or (b)(12) (to the extent that the aggregate principal amount of such Bank Indebtedness Incurred pursuant to clause (b)(12) shall not exceed £1,250,000,000, less the amount of Target Group Indebtedness refinanced as Bank Indebtedness under clause (b)(1)) of Section 4.09 or any Indebtedness permitted to be Incurred pursuant to clause (a) of Section 4.09 if the encumbrances and restrictions contained in any such agreement, taken as a whole, do not materially prejudice the ability of the Issuer to make payments on the Notes;

(9)           encumbrances or restrictions existing under or by reason of provisions in asset sale agreements entered into in the ordinary course of business; and

(10)         encumbrances or restrictions existing under or by reason of provisions in joint venture arrangements and other similar arrangements or arrangements with minority interests in any Restricted Subsidiary so long as such joint ventures and other arrangements covered by this clause (10) do not at any time relate to more than 2.5% of Total Assets.

Section 4.09 Incurrence of Indebtedness.

(a)           CCFC and the Issuer will not, and CCFC and Parent will not cause or permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that CCFC, the Issuer and any other Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Leverage Ratio would not exceed 5.5:1.0.

(b)           Notwithstanding the foregoing paragraph (a), CCFC, the Issuer and any other Restricted Subsidiary may Incur the following Indebtedness:

(1)           Bank Indebtedness in an aggregate principal amount at any one time outstanding not exceeding £2,667,500,000; provided, however, that following a Merger Event, this amount will be increased in the amount of any refinancing Indebtedness Incurred with respect to Indebtedness of the Target Group permitted to be Incurred under clause (12) of this paragraph (b) in an aggregate principal amount of up to £1,250,000,000; provided further, however, that the aggregate principal amount of all Bank Indebtedness at any one time outstanding pursuant to this clause (b)(1) shall be permanently reduced by the amount of Net Available Cash used to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Bank Indebtedness (other than Bank Indebtedness Incurred under any revolving facility in an aggregate amount up to £250,000,000) pursuant to Section 4.10, except to the extent Bank Indebtedness is subsequently Incurred in an aggregate amount outstanding not exceeding such amount of Net Available Cash and all of the proceeds are reinvested in Additional Assets or used to purchase

Notes or prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value other Indebtedness under the conditions set forth in Section 4.10;

(2)           Indebtedness of CCFC owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by CCFC or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any subsequent transfer of such Indebtedness or any other event that results in any such Indebtedness being held by a Person other than CCFC or a Restricted Subsidiary shall be deemed to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if an Intermediate Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated for the benefit of the Holders to the prior payment in full in cash of all obligations with respect to the relevant Intermediate Guarantee, (C) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated for the benefit of the Holders to the prior payment in full in cash of all obligations with respect to the Notes and (D) if a Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated for the benefit of the Holders to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

(3)           Indebtedness (A) represented by the Notes (not including any Additional Notes), any exchange notes issued in exchange for any Notes, the Intermediate Guarantees and the Senior Subordinated Subsidiary Guarantee, (B) outstanding on the Closing Date (other than the Indebtedness described in clause (2) of this paragraph (b)), (C) to the extent not repaid on the Closing Date, the Existing Credit Facility (provided that such Indebtedness shall be permitted only for a period of seven Business Days following the Closing Date) and (D) owed by CCFC or any Restricted Subsidiary to Parent in connection with the transactions pursuant to which Diamond becomes a Subsidiary of CCFC in an amount not to exceed the amount of the receivable contributed by Parent to CCFC in connection with such transactions;

(4)           Indebtedness consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses (3) (other than clauses (C) or (D) thereof and the Diamond Notes or the Triangle Debentures), (4), (5), (7) or (12) (other than as specified in paragraph (d)(2) below) of this paragraph (b) or the foregoing paragraph (a);

(5)           Indebtedness of a Restricted Subsidiary acquired by CCFC, the Issuer or any other Restricted Subsidiary after the Closing Date Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by CCFC, the Issuer or any other Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by CCFC, the Issuer or any other Restricted Subsidiary) other than Target Group Indebtedness; provided, however, that on the date that such Restricted Subsidiary is acquired by or becomes a Subsidiary of or is merged with or into CCFC, the Issuer or any other Restricted Subsidiary, CCFC would have been able to Incur £1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6)           Indebtedness (A) in respect of performance, bid, completion, surety or appeal bonds provided by CCFC, the Issuer and any other Restricted Subsidiary in the ordinary course of their business and (B) under Interest Rate Agreements and Currency Agreements entered into for bona fide hedging purposes of CCFC, the Issuer and any other Restricted Subsidiary in the ordinary course of business;

(7)           Purchase Money Indebtedness and Capitalized Lease Obligations Incurred after the Closing Date for the purpose of financing all or any part of the purchase price or cost of construction or improvement (including the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of assets used in a Permitted Business; provided, however, that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (7), together with all other outstanding Indebtedness Incurred after the Closing Date pursuant to this clause (7), shall not exceed as of the date of Incurrence the greater of (A) 2.75% of Total Assets and (B) £150 million;

(8)           Guarantees of the Notes, Guarantees by a Restricted Subsidiary in favor of UK Inland Revenue in connection with the UK tax liability of NTL (UK) Group, Inc., Guarantees of other Indebtedness not otherwise prohibited by this Section 4.09 and Guarantees of Indebtedness which by its terms must be Guaranteed if the Notes are Guaranteed, provided, however, that, to the extent applicable, Section 4.19 is complied with;

(9)           Indebtedness of CCFC, the Issuer or any other Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10)         Indebtedness constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances or other similar instruments or obligations issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims or other Indebtedness Incurred with respect to reimbursement-type obligations regarding workers’ compensation claims and under other similar legislation; provided, however, that upon the drawing or other funding of such letters of credit or other instruments or obligations, such drawings or fundings are reimbursed within 30 days;

(11)         Indebtedness arising from agreements of CCFC, the Issuer or any other Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, or Broadcast Separation Transactions described in clause (c) of the definition thereof, other than Guarantees or other credit support of Indebtedness or other obligations of any Person (other than CCFC or any Restricted Subsidiary) acquiring all or any portion of such business, assets or Capital Stock or any Affiliate of such Person; provided that such Indebtedness is not reflected on the balance sheet of CCFC, the Issuer or any other Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will be deemed not to be reflected on such balance sheet for purposes of this clause (11));

(12)         any Target Group Indebtedness if and to the extent, following a Merger Event, Target Group companies become Restricted Subsidiaries of CCFC or the Issuer or are merged with or into CCFC, the Issuer or any other Restricted Subsidiary; provided, however, that either (A) on the date that such Target Group companies are acquired by or become Restricted Subsidiaries of or are merged with or into CCFC, the Issuer or any other Restricted Subsidiary, CCFC would have been able to Incur £1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (12) or (B) the Indebtedness Incurred pursuant to this clause (12) since the Closing Date does not exceed, in the aggregate, £1,250,000,000; provided further, however, that the aggregate principal amount of all Target Group Indebtedness that is Bank Indebtedness outstanding pursuant to this clause (b)(12) shall be permanently reduced by the amount of Net Available Cash used to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value such Target Group Bank Indebtedness, except to the extent Target Group Bank Indebtedness is subsequently Incurred in an aggregate amount outstanding not exceeding such amount of Net Available Cash and all of the proceeds are reinvested in Additional Assets or used to purchase Notes or prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value other Indebtedness under the conditions set forth in Section 4.10;

(13)         the Incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit made to or on behalf of officers, directors, employees or consultants of CCFC, the Issuer or any other Restricted Subsidiary for the purpose of permitting such persons to purchase Capital Stock of Parent, CCFC, the Issuer or any other Restricted Subsidiary, in an amount not to exceed £5 million at any one time outstanding;

(14)         the Incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to CCFC, the Issuer or any of their Subsidiaries (except for Standard Securitization Undertakings) in an amount not to exceed £100 million at any one time outstanding;

(15)         the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (where the payment of such dividends is not part of a financing transaction); and

(16)         Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (16) and then outstanding, will not exceed the greater of (A) 3.0% of Total Assets and (B) £150 million.

(c)           Notwithstanding the foregoing, each Intermediate Guarantor and the Issuer will not, and CCFC will not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to paragraph (a) or (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the Notes or the applicable Intermediate Guarantee or Subsidiary Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

(d)           For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.09:

(1)           Bank Indebtedness Incurred on the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above;

(2)           in the event that any Target Group Indebtedness permitted to be Incurred pursuant to clause (12) of paragraph (b) above is refinanced as Bank Indebtedness, such Bank Indebtedness shall, in the case of the first £1,250,000,000 so refinanced, be treated as Incurred pursuant to clause (1) of paragraph (b) above;

(3)           Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;

(4)           in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.09, CCFC, in its sole discretion (except as specified in clause (2) of this paragraph (d)), shall classify or reclassify from time to time such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

(5)           the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness permitted to be Incurred under this Section 4.09 shall not be double counted.

For the purposes of determining compliance with any sterling-denominated restriction on the Incurrence of Indebtedness denominated in a currency other than pounds sterling, the sterling-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the sterling-equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than pounds sterling, and such refinancing would cause the applicable sterling-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such sterling-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced based on the exchange rate between the currency of the Indebtedness being refinanced and the currency of the refinancing Indebtedness and (z) the sterling-equivalent principal amount of Indebtedness denominated in a currency other than pounds sterling and Incurred pursuant to any Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at CCFC’s option, (i) the Closing Date, (ii) any date on which any of the respective commitments under the Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10         Sales of Assets and Subsidiary Stock.

CCFC and the Issuer will not, and will not permit any other Restricted Subsidiary to, and Parent will not permit any Restricted Company or any Subsidiary of any Restricted Company to, make any Asset Disposition, and before the transactions pursuant to which Diamond becomes a Wholly Owned Subsidiary of CCFC, Parent will not sell, transfer, or otherwise dispose of the Capital Stock or assets other than in the ordinary course of business of Diamond, unless:

(a)           Parent (in the case of a sale, transfer, or other disposition of the Capital Stock or assets of Diamond before it becomes a Wholly Owned Subsidiary of CCFC), CCFC, the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

(b)           at least 75% of the consideration thereof received by Parent (in the case of a sale, transfer, or other disposition of the Capital Stock or assets of Diamond before it becomes a Wholly Owned Subsidiary of CCFC), CCFC, the Issuer or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or Additional Assets.  For the purposes of this provision, each of the following will be deemed to be cash:

(1)           Indebtedness and other liabilities shown on the most recent consolidated balance sheet of CCFC prior to the date of such Asset Disposition (other than Subordinated Obligations) (A) that are assumed by the transferee of any such assets and (B) for which CCFC and its Restricted Subsidiaries are released from all liability at the time of such Asset Disposition;

(2)           any securities, notes or other obligations received by any such Intermediate Guarantor, the Issuer or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by CCFC, the Issuer or such Restricted Subsidiary into cash or Temporary Cash Equivalents within 90 days, to the extent of the cash or Temporary Cash Equivalents received in that conversion, sale or exchange; and

(3)           any Designated Non-Cash Consideration; and

(c)           an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Parent (in the case of a sale, transfer, or other disposition of the Capital Stock or assets of Diamond before it becomes a Wholly Owned Subsidiary of CCFC), CCFC, the Issuer or such Restricted Subsidiary, as the case may be,

(1)           first, to the extent Parent (in the case of a sale, transfer, or other disposition of the Capital Stock or assets of Diamond before it becomes a Wholly Owned Subsidiary of CCFC), CCFC, the Issuer or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay or repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Indebtedness of the Issuer or any Intermediate Guarantor to the extent secured by a Permitted Lien, Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor or Indebtedness of a Subsidiary of the Issuer that is not a Subsidiary Guarantor (in each case, other than Indebtedness owed to CCFC or any Subsidiary of CCFC, a Restricted Company or any of its Subsidiaries or any other Person of which CCFC is a Subsidiary and other than obligations in respect of Disqualified Stock);

(2)           second, to the extent of the balance of Net Available Cash after application in accordance with clause (1), to the extent Parent (in the case of a sale, transfer, or other disposition of the Capital Stock or assets of Diamond before it becomes a Wholly Owned Subsidiary of CCFC), CCFC, the Issuer or such Restricted Subsidiary elects, to invest in Additional Assets or any capitalized expense related thereto (including by means of an Investment in Additional Assets or any capitalized expense related thereto by a Restricted Subsidiary with Net Available Cash received by CCFC, the Issuer or another Restricted Subsidiary);

(3)           third, to the extent of the balance of such Net Available Cash not applied in accordance with clauses (1) and (2) within 366 days from the later of such Asset Disposition or the receipt of such Net Available Cash (provided, however, that such 366-day period shall be extended by up to 180 days to the extent a binding contractual commitment to reinvest in or purchase Additional Assets or any capitalized expense related thereto shall have been entered into by such 366th day to the extent such commitment remains in effect and the planned reinvestment or purchase has not been abandoned or cancelled), to make an Excess Proceeds Offer (as defined in Section 3.09) to purchase Notes pursuant to and subject to the conditions set forth in Section 3.09, subject to proration as described in Section 3.09; and

(4)           fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1), (2) and (3) (including any amounts for Notes not tendered in any Excess Proceeds Offer), for any general corporate purpose permitted by the terms of this Indenture;

provided, however, that in connection with any prepayment or repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1), (3) or (4) above, other than in connection with Bank Indebtedness Incurred under any revolving facility in an aggregate amount up to £250,000,000, Parent (in the case of a sale, transfer, or other disposition of the Capital Stock or assets of Diamond before it becomes a Wholly Owned Subsidiary of CCFC), CCFC, the Issuer or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so permanently prepaid or repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

Section 4.11         Transactions with Affiliates.

(a)           CCFC and the Issuer will not, and CCFC and Parent will not permit any other Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any Property or the rendering of any service) with any Affiliate of CCFC (an “Affiliate Transaction”) unless such transaction is on terms:

(1)           that are not materially less favorable to such Intermediate Guarantor, the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate,

(2)           that, in the event such Affiliate Transaction involves an aggregate amount in excess of £25 million,

(A)          are set forth in writing, and

(B)           have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction, and

(3)           that, in the event such Affiliate Transaction involves an aggregate amount in excess of £50 million, have been determined by an Independent Financial Advisor to be fair, from a financial standpoint, to CCFC and the Restricted Subsidiaries.

(b)           The provisions of the foregoing paragraph (a) will not apply to:

(1)           any Restricted Payment permitted to be paid pursuant to Section 4.07,

(2)           transactions between CCFC, the Issuer and any other Restricted Subsidiary (other than a Receivables Subsidiary) or between Restricted Subsidiaries (other than a Receivables Subsidiary),

(3)           sales of accounts receivable or any participations therein to a Receivables Subsidiary in connection with any Qualified Receivables Transaction,

(4)           any issuance of securities, or other payments, awards or grants in cash, securities (including stock options and similar rights) or similar transfers to employees, directors and consultants of Parent, CCFC, the Issuer, any other Restricted Subsidiary and any of their Subsidiaries pursuant to, or for the purpose of funding, employment arrangements, stock options and share ownership plans not to exceed £10 million in any calendar year,

(5)           any loans or advances, or Guarantees of third-party loans, to directors, officers, employees and consultants in the ordinary course of business in accordance with past practices of Parent, CCFC, the Issuer or any other Restricted Subsidiary, as applicable, but in any event not to exceed £10 million in the aggregate outstanding at any one time,

(6)           the payment of reasonable fees and indemnities (including under customary insurance) to directors, officers and consultants of Parent, CCFC, the Issuer, any other Restricted Subsidiary and any of their Subsidiaries,

(7)           any tax sharing agreement or arrangement and payments pursuant thereto between or among Parent, any other NTL Holding Company, the Issuer and any other Restricted Subsidiaries not otherwise prohibited by this Indenture,

(8)           commercial transactions on arm’s-length terms entered into in the ordinary course of business of which the disinterested directors of the Issuer have been notified, or if there are no disinterested directors, the directors,

(9)           commercial contracts between CCFC, the Issuer or any other Restricted Subsidiary and any Broadcast Business Company entered into after the Closing Date, as in effect from time to time, that are (A) Broadcast Separation Transactions, (B) transactions pursuant to clause (2) of the last paragraph of the definition of “Indebtedness” or (C) on arm’s-length terms or on a basis which the Issuer reasonably believes allocates costs fairly, entered into in the ordinary course of business of which the directors of the Issuer have been notified,

(10)         transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Issuer, any NTL Holding Company or any of its Subsidiaries, so long as such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally,

(11)         any agreement in effect on the Closing Date or any amendment or other modification thereto (so long as such amendment or other modification is not disadvantageous to the Holders in any material respect) or any transactions pursuant thereto,

(12)         the issuance and sale of Capital Stock (other than Disqualified Stock) of Parent or CCFC to (A) any officer, director or consultant of CCFC, the Issuer, any other Restricted Subsidiary or any other NTL Holding Company pursuant to agreements outstanding on the Closing Date or entered into pursuant to clause (4) above, or (B) any NTL Holding Company or any Restricted Subsidiary,

(13)         any transaction with Parent pursuant to which Diamond or Target Group becomes a Wholly Owned Subsidiary of CCFC, provided that such transaction complies with paragraph (a)(1) above,

(14)         any transaction specifically permitted under this Indenture, and

(15)         the entering into, maintaining or performing of any employee contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer, director or consultant heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements.

Section 4.12         Liens.

CCFC and the Issuer will not, and CCFC and Parent will not permit any other Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any consensual Lien of any nature whatsoever (any such Lien, an “Initial Lien”) on any of its Property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any Lien created for the benefit of the Holders pursuant to the immediately preceding paragraph may provide by its terms that such Lien will be automatically and unconditionally released and discharged (1) upon the full and unconditional release and discharge of the Initial Lien (other than as a result of satisfaction of the debt secured through enforcement of such Lien), (2) with respect to any Subsidiary Guarantor the assets or the Capital Stock of which are encumbered by such Lien, upon the release of the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with Section 11.02 or (3) upon any defeasance or satisfaction and discharge of the Notes as provided under Article 8 and Article 10 of this Indenture.

Section 4.13         Business Activities.

CCFC and the Issuer will not, and they and Parent will not permit any other Restricted Subsidiary to, engage in any business, other than a Permitted Business.

Section 4.14         Corporate Existence.

Subject to Article 5 hereof, the Issuer and each Note Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of the Issuer, each Note Guarantor and their Restricted Subsidiaries;

provided, however, that the Issuer and each Note Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Restricted Subsidiaries, if the Board of Directors or Officer of the Issuer shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Issuer, each Note Guarantor and their Restricted Subsidiaries, taken as a whole.

The foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary (other than the Issuer) or any of its assets in compliance with the terms of this Indenture.

Section 4.15         Offer to Repurchase Upon Change of Control or Triggering Event.

(a)           If all of the Diamond Notes and the Triangle Debentures are not redeemed in whole in accordance with their terms within 90 days after the Closing Date (a “Triggering Event”), each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures set forth in this Section 4.15.

(b)           Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Notes pursuant to this section (1) in the event that it has exercised its right to redeem all of the Notes pursuant to Section 3.07 hereof or (2) if such Change of Control was the result of a Merger Event.

(c)           Within 30 days following any Triggering Event or Change of Control giving rise to obligations under this Section 4.15 or, at the Issuer’s option, at any time prior to a Change of Control but following the public announcement thereof, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the “Repurchase Offer”) stating:

(1)           that a Triggering Event or a Change of Control, as applicable, has occurred and that such Holder has the right to require the Issuer to repurchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)           the circumstances and relevant facts regarding such Triggering Event or Change of Control;

(3)           if a Change of Control has been publicly announced but has not occurred at the time such notice is mailed, that the Repurchase Offer is conditioned on the consummation of such Change of Control occurring prior to or concurrent with the repurchase;

(4)           the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(5)           that any Note not tendered will continue to accrue interest;

(6)           that, unless the Issuer defaults in the payment of the purchase price, all Notes accepted for payment pursuant to the Repurchase Offer will cease to accrue interest after the repurchase date;

(7)           that Holders electing to have any Notes purchased pursuant to a Repurchase Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the repurchase date;

(8)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(9)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof, or to £1,000 in principal amount or an integral multiple thereof, or to €1,000 in principal amount or an integral multiple thereof, as the case may be.

The Issuer will comply with the requirements of Section 14(e) of the Exchange Act and any applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

(d)           On the repurchase date, the Issuer will, to the extent lawful:

(1)           accept for payment all Notes or portions thereof properly tendered pursuant to the Repurchase Offer;

(2)           deposit with the relevant Paying Agent an amount equal to the purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The relevant Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof, or of £1,000 in principal amount or an integral multiple thereof, or of €1,000 in principal amount or an integral multiple thereof, as the case may be.

If, at the time of the Change of Control or Triggering Event, any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, notice will be published in Luxembourg as set forth in Section 3.03 hereof.

The Issuer will publicly announce the results of the Repurchase Offer on or as soon as practicable after the repurchase date.  If any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange notice will be published in Luxembourg as set forth in Section 3.03 hereof.

(e)           The Issuer will not be required to make a Repurchase Offer upon a Triggering Event or Change of Control if a third party makes the Repurchase Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Repurchase Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Repurchase Offer. The Issuer shall not be required to effect more than one Repurchase Offer, including repurchasing all Notes validly tendered and not withdrawn under such Repurchase Offer, for each Triggering Event or Change of Control.

Section 4.16         Sale/Leaseback Transactions.

CCFC and the Issuer will not, and they and Parent will not permit any other Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Property unless:

(a)           such Intermediate Guarantor or such Restricted Subsidiary would be entitled to:

(1)           Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.09; and

(2)           create a Lien on such Property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.12;

(b)           the net proceeds received by CCFC, the Issuer or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction represent the Fair Market Value of such Property; and

(c)           the transfer of such Property is permitted by, and CCFC, the Issuer or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.10.

Section 4.17         Designation of Restricted and Unrestricted Subsidiaries.

(a)           The Board of Directors may designate any Subsidiary of CCFC (including any newly acquired or newly formed Subsidiary of CCFC) other than the Issuer or any Broadcast Business Company to be an Unrestricted Subsidiary if:

(1)           no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation;

(2)           such Subsidiary and any of its Subsidiaries do not own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, CCFC, the Issuer or any other Restricted Subsidiary other than a Subsidiary of the Subsidiary to be so designated;

(3)           either:

(A)          the Subsidiary to be so designated has total Consolidated assets of £1,000 or less or

(B)           if such Subsidiary has Consolidated assets greater than £1,000, then the Issuer would be permitted to make an Investment under Section 4.07 after giving effect to such designation in the amount specified in the definition of “Investment”;

(4)           all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(5)           such Subsidiary is a Person with respect to which neither CCFC, the Issuer nor any other Restricted Subsidiary has any direct or indirect obligation:

(A)          to subscribe for additional Capital Stock of such Person; or

(B)           to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)           on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with CCFC, the Issuer or any other Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer other than transactions that comply with Section 4.11.

In the event of any such designation, CCFC shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.07.

(b)           The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if such Unrestricted Subsidiary’s primary business is a Permitted Business and immediately after giving effect to such designation:

(1)           no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation,

(2)           CCFC could Incur £1.00 of additional Indebtedness under paragraph (a) of Section 4.09, and

(3)           all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at that time, have been permitted to be Incurred for all purposes of this Indenture.

(c)           Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Section 4.18         Designation of Broadcast Business Companies as Unrestricted Subsidiaries.

(a)           Notwithstanding anything herein to the contrary, any Broadcast Business Company may be designated as an Unrestricted Subsidiary if:

(1)           no Default or Event of Default shall occur or be caused to occur as a result of such designation;

(2)           after such designation, such Broadcast Business Company and any of its Subsidiaries do not beneficially own any Capital Stock or Indebtedness of, or own or hold any Lien (other than a Lien arising in connection with a Broadcast Separation Transaction) on any Property of, CCFC, the Issuer or any other Restricted Subsidiary other than a Subsidiary of the Broadcast Business Company to be so designated;

(3)           all of the Indebtedness of such Broadcast Business Company and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(4)           such Broadcast Business Company is a Person with respect to which neither CCFC, the Issuer nor any other Restricted Subsidiary has any direct or indirect obligation:

(A)          to subscribe for additional Capital Stock of such Person; or

(B)           to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

other than an obligation arising in connection with a Broadcast Separation Transaction of the type described in clause (c) of the definition thereof;

(5)           on the date such Broadcast Business Company is designated an Unrestricted Subsidiary, such Broadcast Business Company is not a party to any agreement, contract, arrangement or understanding with CCFC, the Issuer or any other Restricted Subsidiary with terms substantially less favorable to CCFC, the Issuer or any other Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of CCFC other than (A) Broadcast Separation Transactions or (B) transactions that comply with Section 4.11;

(6)           to the extent the aggregate outstanding Broadcast Business Investments exceed £15 million on the date such Broadcast Business Company is designated as an Unrestricted Subsidiary, concurrently with such designation either (A) CCFC must be able to make a Restricted Payment, and must make a Restricted Payment or (B) such Broadcast Business Company must make a payment to CCFC, in the case of either (A) or (B), in the amount of such outstanding Broadcast Business Investments less the sum of (x) £15 million and (y) the amount of any payment previously made pursuant to this clause (6) in respect of such Broadcast Business Investments; and

(7)           to the extent Indebtedness has been Incurred under paragraph (a) of Section 4.09 after the Closing Date and prior to the designation of such Broadcast Business Company as an Unrestricted Subsidiary, then either (A) the entity Incurring such Indebtedness must be able to incur £1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.09 after giving effect to the designation of such Broadcast Business Company as an Unrestricted Subsidiary or (B) the entity that Incurred such Indebtedness must have been able to Incur such Indebtedness on the date of Incurrence after giving pro forma effect to the designation of such Broadcast Business Company as an Unrestricted Subsidiary as if such designation had occurred immediately before such Incurrence or, in either case, such Broadcast Business Company must assume as Non-Recourse Debt an amount such that either clause (A) or (B) would be satisfied if such amount of Non-Recourse Debt had not been Incurred.

(b)           In the event of any such designation, CCFC shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.07, other than as provided in clause (9) of paragraph (b) of Section 4.07 with respect to the designation of the Broadcast Business Companies as an Unrestricted Subsidiary.

Section 4.19         Guarantees of Indebtedness by Restricted Subsidiaries.

(a)           CCFC, the Issuer and Parent will not permit any Restricted Subsidiary (other than the Issuer and the Intermediate Guarantors) to provide a Guarantee after the Closing Date of any Indebtedness of CCFC or any Restricted Subsidiary unless:

(1)           such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by it of payments of the Notes, provided, however, that

(A)          if the Indebtedness is pari passu in right of payment to the Notes, any such Guarantee of such Restricted Subsidiary with respect to such Indebtedness shall rank pari passu in right of payment to its Guarantee of the Notes; and

(B)           if the Indebtedness is subordinated in right of payment to the Notes, any such Guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the Guarantee of the Notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the Notes;

(2)           such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3)           such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(A)          such Guarantee has been duly executed and authorized; and

(B)           such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by insolvency, bankruptcy, liquidation, reorganization, administration, moratorium, receivership or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

(b)           The provisions of Section 4.19(a) shall not apply to:

(1)           Guarantees by a Restricted Subsidiary of any Indebtedness (other than Public Debt issued by the Issuer or any Intermediate Guarantor) permitted to be Incurred pursuant to paragraph (a) of Section 4.09;

(2)           Guarantees by a Restricted Subsidiary pursuant to an agreement governing any Bank Indebtedness permitted to be Incurred pursuant to clause (b)(1) or (b)(12) of Section 4.09; provided, however, that the principal amount of Bank Indebtedness Incurred pursuant to clause (b)(12) and so Guaranteed shall not exceed £1,250,000,000, less the amount of Target Group Indebtedness refinanced as Bank Indebtedness under clause (b)(1);

(3)           Guarantees by a Restricted Subsidiary under any Refinancing Indebtedness described in clause (4) of paragraph (b) of Section 4.09, to the extent such Restricted Subsidiary provided a Guarantee in respect of the Indebtedness being refinanced; provided that the Guarantee is not senior in right of payment to the Guarantee in respect of the Indebtedness being replaced;

(4)           Guarantees by a Restricted Subsidiary of any Indebtedness described in clause (5) or (12) of paragraph (b) of Section 4.09, to the extent existing under, or required under the terms of, such Indebtedness or permitted in clause (b)(1) of this Section 4.19; provided that the Guarantee or any requirement to provide such Guarantee was in existence prior to the contemplation of the merger, consolidation or acquisition that resulted in the Incurrence of such Indebtedness (except as provided in clause (b)(1) of this Section 4.19);

(5)           any Guarantee or undertaking by any Restricted Subsidiary in favor of UK Inland Revenue in connection with the UK tax liability of NTL (UK) Group, Inc.; and

(6)           Guarantees by a Restricted Subsidiary permitted under clause (11) of paragraph (b) of Section 4.09.

Section 4.20         Anti-Layering

The Senior Subordinated Subsidiary Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor (other than Bank Indebtedness Incurred pursuant to clause (1) of paragraph (b) of Section 4.09) unless such Indebtedness is Senior Subordinated Indebtedness of the Senior Subordinated Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Senior Subordinated Subsidiary Guarantor. In addition, the Senior Subordinated Subsidiary Guarantor may not Incur any Secured Indebtedness that is not Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor (except to the extent such Indebtedness is secured only by a Lien arising solely by operation of applicable law) unless contemporaneously therewith effective provision is made to secure the Senior Subordinated Subsidiary Guarantee of the Senior Subordinated Subsidiary Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Senior Subordinated Subsidiary Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

Section 4.21         Further Instruments and Acts

Upon the request of the Trustee, the Issuer and each Note Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the Intercreditor Deed.

Section 4.22         Listing

The Issuer will use its commercially reasonable efforts to list and maintain the listing of the Notes on the Luxembourg Stock Exchange or another recognized exchange.

ARTICLE 5

SUCCESSORS

Section 5.01         Merger, Consolidation, or Sale of Assets.

(a)           The Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)           the Issuer is the surviving corporation or the resulting, surviving or transferee Person other than the Issuer (the “Successor Company”) will be a corporation organized and existing under the laws of any country that is a Member State on the Closing Date, Bermuda, the United States of America, any State thereof or the District of Columbia and the Successor Company will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement;

(2)           immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Issuer which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)           immediately after giving effect to such transaction, the Issuer, if it is the surviving corporation, or the Successor Company, would be able to Incur an additional £1.00 of Indebtedness under paragraph (a) of Section 4.09; provided, however, that this clause (3) shall not apply in the case of a Merger Event; and

(4)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the provisions described in this paragraph; provided, that in giving such opinion, such counsel may rely on an Officer’s Certificate as to compliance with clauses (2) and (3) above and as to any matters of fact.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

Clauses (2) and (3) of this section 5.01(a) will not apply to any transaction in which (A) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its properties and assets to the Issuer or (B) the Issuer consolidates or merges with or into or transfers all or substantially all its assets to (i) an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction or changing its legal structure to a corporation or other entity or (ii) a Restricted Subsidiary so long as all assets of the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

(b)           Parent and each Intermediate Guarantor will not, and each Intermediate Guarantor and the Issuer will not permit any Subsidiary Guarantor to, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

(1)           the resulting, surviving or transferee Person if other than Parent, such Intermediate Guarantor or such Subsidiary Guarantor (the “Successor Guarantor”) will be a corporation organized and existing under the laws of a country that is a Member State on the Closing Date, Bermuda, the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;

(2)           immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of Parent, such Intermediate Guarantor or such Subsidiary Guarantor which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(3)           the Issuer will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided that in giving such opinion, such counsel may rely on an Officer’s Certificate as to compliance with clause (2) above and as to any matters of fact.

Notwithstanding the foregoing, CCFC or any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Intermediate Guarantor, the Issuer or any Subsidiary Guarantor; provided, however, that neither CCFC nor any Restricted Subsidiary shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to any Intermediate Guarantor or any Subsidiary Guarantor if following such consolidation, merger or transfer such Intermediate Guarantor or such Subsidiary Guarantor would be prohibited by applicable law from continuing to provide a Note Guarantee or the amount of such Note Guarantee would be required to be limited to a greater extent than immediately prior to such consolidation, merger or transfer.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

(a)           Each of the following is an Event of Default:

(1)           a default in any payment of interest (including Special Interest) on, or Additional Amounts with respect to, any Note when due and payable continued for 30 days,

(2)           a default in the payment of principal of or premium, if any, on any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise,

(3)           the failure to comply with obligations under Article 5,

(4)           the failure to comply for 30 days after notice with any obligations under Section 3.09, Section 4.10 or Section 4.15 (in each case, other than a failure to purchase Notes),

(5)           the failure to comply for 60 days after notice with any other agreement contained in the Notes or this Indenture,

(6)           the failure by CCFC, the Issuer or any other Restricted Subsidiary or any other NTL Holding Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds £40 million or its equivalent in another currency, except that no default or Event of Default under this clause (6) shall occur with respect to any default under the Existing Credit Facility so long as either such default is cured or waived or the Indebtedness under the Existing Credit Facility is repaid in full, in either case within three Business Days following the Closing Date,

(7)           (a) a proceeding is commenced seeking a decree or order for (i) relief in respect of the Issuer, any Note Guarantor or a Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer, any Note Guarantor or a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, any Note Guarantor or a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Issuer, any Note Guarantor or a Significant Subsidiary (other than a solvent winding up in connection with a transfer of assets among CCFC and its Restricted Subsidiaries) and, in each case, such proceeding shall remain unstayed and in effect for a period of 30 consecutive days; or (b) the Issuer, any Note Guarantor or a Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer, any Note Guarantor or a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, any Note Guarantor or a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors,

(8)           the rendering of any judgment or decree for the payment of money in excess of £40 million or its equivalent in another currency against CCFC, the Issuer or any other Restricted Subsidiary if such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed before the end of such period, or

(9)           any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms in writing such Note Guarantor’s obligations under this Indenture or any Note Guarantee (other than by reason of the termination of this Indenture or such Note Guarantee or the release of such Note Guarantee in accordance with such Note Guarantee or this Indenture).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b)           A default under clause (4) or (5) of Section 6.01(a) will not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Issuer and the Trustee of the default and CCFC, the Issuer or the Restricted Subsidiary, as applicable, does not cure such default within the time specified in clause (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a notice of Default. When a Default or an Event of Default is cured within the time specified, it ceases.

(c)           The Issuer will deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Section 6.02         Acceleration.

Subject to the terms of the Intercreditor Deed, if an Event of Default (other than an Event of Default under the bankruptcy provisions described in clause (7) of Section 6.01(a) with respect to the Issuer, any Intermediate Guarantor or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default under the bankruptcy provisions described in clause (7) of Section 6.01(a) with respect to the Issuer, any Intermediate Guarantor or any Subsidiary Guarantor occurs, the unpaid principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Special Interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

Subject to Section 6.07 and Section 9.02 hereof, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or the premium and Special Interest on, or the principal of the Notes (including in connection with an offer to purchase).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority.

Subject to the terms of the Intercreditor Deed, Holders of a majority in principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or this Indenture or the Intercreditor Deed or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability or expense; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction.  Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06         Limitation on Suits.

(a)           Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)           such Holders have provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee has not complied with such request within 60 days after the receipt of the request and the security or indemnity reasonably satisfactory to the Trustee; and

(5)           the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b)           A Holder may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder.

Section 6.07         Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium and Special Interest, if any, and interest on the Note held by such Holder, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, any other obligor upon the Notes, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10         Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money, subject to the terms of the Intercreditor Deed, in the following order:

First:      to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

Third:     to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12         Stay, Extension and Usury Laws.

The Issuer shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 7

TRUSTEE

Section 7.01         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, with respect to certificates or opinions specifically required to be furnished to it hereunder, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof; and

(4)           no provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or the Intercreditor Deed at the request of any Holders, unless such Holders have provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02         Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Intercreditor Deed at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(h)           The Trustee will have no duty to inquire as to the Issuer’s performance of the covenants in Article 4 hereof.  In addition, the Trustee will not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee has received written notification identifying the Notes or Indenture or obtained actual knowledge.

(i)            Neither the Trustee nor any clearing system through which the Notes are traded shall have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any Note.

(j)            The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(k)           In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

(l)            The permissive right of the Trustee to take the actions permitted by this Indenture or the Intercreditor Deed will not be construed as an obligation or duty to do so.

(m)          Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or Opinions of Counsel, as applicable).

(n)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(o)           The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03           Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Paying Agent or Registrar may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04           Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05           Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within the earlier of 90 days after it occurs or 30 days after it is known to a Responsible Officer or written notice of it is received by the Trustee.  Except in the case of a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06           Reports by Trustee to Holders.

(a)           Within 60 days after each February 15 beginning with the February 15 following the Closing Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)           A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuer will promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07           Compensation and Indemnity.

(a)           The Issuer and each Note Guarantor, jointly and severally, will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the Intercreditor Deed and services hereunder and thereunder as the Issuer and the Trustee shall from time to time agree in writing.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer and each Note Guarantor, jointly and severally, will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements, expenses and advances of the Trustee’s agents, counsel, accountants and experts.

(b)           The Issuer and each Note Guarantor, jointly and severally, will indemnify the Trustee, and hold it harmless, against any and all losses, claims, damages, liabilities or expenses (including reasonable attorney’s fees) incurred by it arising out of or in connection with the acceptance or administration of this trust and its duties under this Indenture or under the Intercreditor Deed, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Intercreditor Deed.  The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder.  At the Trustee’s sole discretion, the Issuer will defend the claim and the Trustee will provide reasonable cooperation and may participate at the Issuer’s expense in the defense.  Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer will pay the reasonable fees and expenses of such counsel; provided that the Issuer will not be required to pay such fees and expenses if it assumes the Trustee’s defense, there is, in the reasonable opinion of the Trustee, no conflict of interest between the Issuer and the Trustee in connection with such defense and no Default or Event of Default has occurred and is continuing.  The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.  The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

(c)           The obligations of the Issuer under this Section 7.07 and any Lien arising hereunder will survive the resignation or removal of the Trustee, the discharge of the Issuer’s obligations pursuant to Article 10 or the termination of this Indenture.

(d)           To secure the Issuer’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08           Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09           Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10           Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by U.S. federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11           Preferential Collection of Claims Against Issuer.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes, and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)           the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(d)           this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03           Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and Section 5.01(a)(3) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(4),(6), (7) (as it relates to Significant Subsidiaries and Note Guarantors) and (8) hereof will not constitute Events of Default.

Section 8.04           Conditions to Legal Defeasance or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a)           The Issuer must irrevocably deposit in trust (subject to Section 8.05 hereof) with the Trustee cash in pounds sterling or UK Government Obligations or a combination thereof (in the case of the Sterling Notes) or cash in U.S. dollars or U.S. Government Obligations or a combination thereof (in the case of the Dollar Notes or the Floating Rate Notes) or cash in euros or European Government Obligations or a combination thereof (in the case of the Euro Notes), the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the opinion of an Independent Financial Advisor, to pay the principal of, premium and Special Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)           in the case of an election under Section 8.02 hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1)           the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)           since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal or UK income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal and UK income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal or UK income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal and UK income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound and is not prohibited by Article 12 hereof or the Intercreditor Deed;

(f)            the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes being defeased over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(g)           the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h)           the Issuer provides the Trustee all other documents or other information that the Trustee may reasonably require in connection with the defeasance.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and UK Government Obligations, U.S. Government Obligations or European Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.  Money and securities so held in trust are not subject to Article 12 hereof or the Intercreditor Deed and the Trustee is not prohibited from paying such funds to Holders by the terms of this Indenture or the Intercreditor Deed.

The Issuer will pay and indemnify the Trustee against any Taxes imposed or levied on or assessed against the cash or UK Government Obligations, U.S. Government Obligations or European Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such Taxes which by law is for the account of the Holders of the outstanding Notes.

The obligations of the Issuer under this Section 8.05 shall survive the resignation or renewal of the Trustee and/or satisfaction and discharge of this Indenture.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or UK Government Obligations, U.S. Government Obligations or European Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of an Independent Financial Advisor, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Financial Times, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any pounds sterling, U.S. dollars, euros, UK Government Obligations, U.S. Government Obligations or European Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium or Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders.

(a)           Notwithstanding Section 9.02 of this Indenture, but subject to the terms of the Intercreditor Deed, the Parent, the Intermediate Guarantors, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees without the consent of any Holder to:

(1)           cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect,

(2)           provide for the assumption by a successor corporation in accordance with this Indenture of the obligations of the Issuer under this Indenture,

(3)           provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code),

(4)           make any change in the subordination provisions of this Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Issuer or the Senior Subordinated Subsidiary Guarantor (or any Representative thereof) under such subordination provisions,

(5)           add additional Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guarantees as provided by the terms of this Indenture,

(6)           add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, any Restricted Subsidiary or any of their Subsidiaries,

(7)           make any change that does not materially adversely affect the rights of any Holder in any respect, subject to the provisions of this Indenture,

(8)           provide for the issuance of Additional Notes,

(9)           provide for the issuance of Exchange Notes,

(10)         mortgage, pledge, hypothecate or grant a security interest in any Property for the benefit of any Person; provided, however, that the granting of such security interest is not prohibited by this Indenture and Section 4.12 is complied with,

(11)         comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, and

(12)         provide for a reduction in the minimum denominations of the Notes.

(b)           An amendment under this Section 9.01 may not make any change to the subordination provisions of this Indenture that materially and adversely affects the rights under Article 12 hereof or under the Intercreditor Deed of any holder of Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

(c)           After an amendment becomes effective, the Issuer is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment. In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will inform such exchange of any amendment, supplement or waiver and will publish notice of such amendment, supplement or waiver in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

(d)           Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02           With Consent of Holders.

Except as provided below in this Section 9.02, the Parent, the Intermediate Guarantors, the Issuer, the Senior Subordinated Subsidiary Guarantor and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) and, subject to this Indenture and the Notes, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided, however, that if any amendment, waiver or other modification would only affect the Sterling Notes, the Dollar Notes, the Euro Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of the affected series (and not the consent of the Holders of any other series of Notes) shall be required.  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

An amendment under Section 9.02 may not make any change that adversely affects the rights under Article 12 hereof or under the Intercreditor Deed of any holder of Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment or waiver,

(b)           reduce the rate of or extend the time for payment of interest on any Note,

(c)           reduce the principal of or extend the Stated Maturity of any Note,

(d)           reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 3.07 hereof,

(e)           make any Note payable in money other than that stated in the Note,

(f)            make any change to the subordination provisions of this Indenture that materially and adversely affects the rights of any Holder,

(g)           impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(h)           make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions described in this sentence,

(i)            modify the Subsidiary Guarantee in any manner materially adverse to the Holders, or

(j)            release any security interest that may have been granted in favor of the Holders.

Section 9.03           Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04           Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05           Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a)           either:

(1)           all the Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer in accordance with this Indenture) have been delivered to the Trustee for cancellation; or

(2)           all the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in pounds sterling or UK Government Obligations in the case of the Sterling Notes, or cash in U.S. dollars or U.S. Government Obligations in the case of the Dollar Notes and the Floating Rate Notes, or cash in euros or European Government Obligations in the case of the Euro Notes in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the applicable Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest or Special Interest, if any, to the date of maturity or redemption;

(b)           no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(c)           the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(d)           the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Section 10.02 and Section 8.06 will survive.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02         Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest or Special Interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11
GUARANTEES

Section 11.01         Guarantees.

(a)           Each Note Guarantor hereby jointly and severally irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or interest, premium or Special Interest, if any, on, the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.  The Senior Subordinated Subsidiary Guarantee will be substantially in the form of Exhibit C hereto.  The other Note Guarantees will be substantially in the form of Exhibit D hereto.

(b)           Each Note Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Note Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Note Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Section 11.02(b) and (c).

(c)           Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor’s obligations would be less than the full amount claimed.  Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Note Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder.  Each Note Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Note Guarantor.

(d)           Each Note Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)           The Senior Subordinated Subsidiary Guarantee of the Senior Subordinated Subsidiary Guarantor is, to the extent and in the manner set forth in Article 12 and the Intercreditor Deed, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor and is made subject to such provisions of this Indenture.

(f)            Except as expressly set forth in Sections 8.02, 11.02 and 11.06, Article 12 and the Intercreditor Deed, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

(g)           Except as expressly set forth in Sections 8.02, 11.02 and 11.06, Article 12 and the Intercreditor Deed, each Note Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Note Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h)           In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor, subject in the case of the Senior Subordinated Subsidiary Guarantor to the terms of Article 12 and the Intercreditor Deed, hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary obligations of the Issuer to the Holders and the Trustee.

(i)            Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12 and the Intercreditor Deed.  Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of Section 11.01.

(j)            Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under Section 11.01.

(k)           Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 11.02         Limitation on Liability.

(a)           Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Note Guarantor without rendering the Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to ultra vires, fraudulent conveyance, fraudulent transfer, corporate benefit or similar laws affecting the rights of creditors generally.

(b)           The Senior Subordinated Subsidiary Guarantee of the Senior Subordinated Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under Article 11,

(1)           concurrently with any sale by way of enforcement by the relevant Security Trustee (as defined in the Intercreditor Deed) of a security interest therein of (x) all of the Capital Stock of the Senior Subordinated Subsidiary Guarantor or any parent company of the Senior Subordinated Subsidiary Guarantor or (y) all or substantially all of the assets of the Senior Subordinated Subsidiary Guarantor, in each case so long as:

(A)          the proceeds of such sale are in cash (or substantially in all cash) and are applied in accordance with the Intercreditor Deed;

(B)           the Senior Subordinated Subsidiary Guarantor is released from its obligations in respect of any other Indebtedness of CCFC, the Issuer or any other Restricted Subsidiary; provided, however, that nothing in this clause (B) or the Intercreditor Deed shall require the release by the Senior Subordinated Subsidiary Guarantor or any of its Subsidiaries of any of their obligations in respect of the New Credit Facility; and

(C)           the sale is made pursuant to either a public auction or a competitive bid process to obtain the best price reasonably obtainable given the then-current condition

(financial or otherwise), earnings, business, assets and prospects of the Senior Subordinated Subsidiary Guarantor and its Subsidiaries, the Security Trustee having consulted with an internationally recognized investment bank (including without limitation and to the extent appropriate a lender under the New Credit Facility or a relationship bank of the Issuer or its Subsidiaries) or an internationally recognized accounting firm regarding the appropriate procedures for obtaining the best price for the shares or assets, considered the recommendations of that investment bank or accounting firm and used its reasonable efforts to cause the procedures recommended by that investment bank or accounting firm to be implemented in all material respects in relation to the sale and to permit Holders to participate in the sale process as bidders; provided, however, that the Security Trustee shall not be under any further obligation to cause such recommendation to be implemented to the extent not implemented in connection with such sale by the relevant court, authority or other third party required to act in connection with such sale; provided, further, however, that such reasonable efforts will, to the extent permitted by applicable law, include attempting to conduct such sale process other than through a court or legal proceeding.

(2)           concurrently with any sale by an administrator under the UK Insolvency Act 1986 of (x) all of the Capital Stock of the Senior Subordinated Subsidiary Guarantor or any parent company of the Senior Subordinated Subsidiary Guarantor or (y) all or substantially all of the assets of the Senior Subordinated Subsidiary Guarantor, in each case so long as:

(A)          the administrator is an insolvency practitioner whose appointment the Trustee has not objected to (acting reasonably) under the provisions of the UK Insolvency Act 1986 relating to the selection of a person or persons to be an administrator;

(B)           the proceeds of such sale are in cash (or substantially in all cash) and are applied in accordance with the Intercreditor Deed;

(C)           the Senior Subordinated Subsidiary Guarantor is released from its obligations in respect of any other Indebtedness of CCFC, the Issuer or any other Restricted Subsidiary; provided, however, that nothing in this clause (C) or the Intercreditor Deed shall require the release by the Senior Subordinated Subsidiary Guarantor or any of its Subsidiaries of any of their obligations in respect of the New Credit Facility; and

(D)          the sale is made pursuant to either a public auction or a competitive bid process to obtain the best price reasonably obtainable given the then-current condition (financial or otherwise), earnings, business, assets and prospects of the Senior Subordinated Subsidiary Guarantor and its Subsidiaries, the administrator having consulted with an internationally recognized investment bank (including without limitation and to the extent appropriate a lender under the New Credit Facility or a relationship bank of the Issuer or its Subsidiaries) or an internationally recognized accounting firm regarding the appropriate procedures for obtaining the best price for the shares or assets, considered the recommendations of that investment bank or accounting firm and used its reasonable efforts to cause the procedures recommended by that investment bank or accounting firm to be implemented in all material respects in relation to the sale and to permit Holders to participate in the sale process as bidders.

(3)           upon Legal Defeasance or Covenant Defeasance of the Issuer’s obligations or satisfaction and discharge of this Indenture as provided in Article 8 and Article 10; or

(4)           upon designation of the Senior Subordinated Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, including Section 4.17.

Upon the presentation of an Officer’s Certificate with respect to the occurrence of an event specified in the preceding paragraph, the Trustee will execute any documents reasonably required in order to evidence such release, discharge and termination in respect of the Senior Subordinated Subsidiary Guarantee.

(c)           Any Additional Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Additional Subsidiary Guarantee, and such Additional Subsidiary Guarantee shall thereupon terminate and be discharged and be of no further force or effect, upon the occurrence of any of the events described in clauses (1) through (4) of paragraph (b), substituting such Additional Subsidiary Guarantor for the Senior Subordinated Subsidiary Guarantor where applicable. In addition, any Additional Subsidiary Guarantee shall thereupon terminate and be discharged and be of no further force or effect at any time the relevant Additional Subsidiary Guarantor is fully and unconditionally released (other than as a result of payment thereof) from all the obligations that resulted in such Additional Subsidiary Guarantor being required to provide an Additional Subsidiary Guarantee under Section 4.19.

Section 11.03         Successors and Assigns.

This Article 11 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04         No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.05         Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.06         Execution of Supplemental Indenture for Future Guarantors.

(a)           Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.19,

(b)           each future Subsidiary of CCFC of which the Issuer is a Subsidiary that becomes an Intermediate Guarantor as contemplated in the definition thereof, and

(c)           each NTL Holding Company that is not a Subsidiary of Parent that guarantees the Notes on a senior basis as contemplated in the last paragraph of the definition of “Change of Control,”

shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary or NTL Holding Company shall become a Note Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or NTL Holding Company and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

Section 11.07         Non-Impairment

The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 12
SUBORDINATION OF THE SENIOR SUBORDINATED SUBSIDIARY GUARANTEE

Section 12.01         Agreement To Subordinate.

The Senior Subordinated Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, that the obligations of the Senior Subordinated Subsidiary Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in the Intercreditor Deed and to the prior payment in full of all Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor.  Each Holder, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of the Intercreditor Deed.  A copy of such Intercreditor Deed shall be available on any Business Day upon prior written request at the offices of the Trustee and, for so long as any Notes are listed on the Luxembourg Stock Exchange, at the offices of the Paying Agent in Luxembourg.  The obligations hereunder with respect to the Senior Subordinated Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Senior Subordinated Subsidiary Guarantor and shall rank senior to all existing and future Subordinated Obligations of the Senior Subordinated Subsidiary Guarantor; and only Indebtedness of the Senior Subordinated Subsidiary Guarantor that is Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor shall rank senior to the obligations of the Senior Subordinated Subsidiary Guarantor in accordance with the provisions set forth herein.

Section 12.02         Rights of Trustee and Paying Agent.

Subject to the terms of the Intercreditor Deed, the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives notice in writing satisfactory to it that payments may not be made under this Article 12 or the Intercreditor Deed.

The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and any Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 12 and the Intercreditor Deed with respect to any Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

Section 12.03         Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article 12 or the Intercreditor Deed, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to the Senior Subordinated Subsidiary Guarantor and its properties is pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Representatives for the holders of Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor and other Indebtedness of the Senior Subordinated Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12 or the Intercreditor Deed.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12 or the Intercreditor Deed, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12 or the Intercreditor Deed, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12 or the Intercreditor Deed.

Section 12.04         Trustee To Effectuate Subordination.

Each Holder by accepting a Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor, including by entering into, and as provided for in, the Intercreditor Deed and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 12.05         Reliance by Holders of Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor on Subordination Provisions.

Each Holder by accepting a Note acknowledges and agrees that the foregoing provisions and the provisions of the Intercreditor Deed are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Senior Subordinated Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE 13
MISCELLANEOUS

Section 13.01         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the duties imposed by the TIA will control.

Section 13.02         Notices.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer or any Note Guarantor:

NTL Corporate Finance

76 Hammersmith Road

Hammersmith

London W14 8UD

Telecopier: +44 207 967 3322

Attention: Treasurer

with a copy to:

NTL House

Bartley Wood Business Park

Bartley Way

Hook

Hampshire RG27 9UP

Telecopier: +44 1256 752 170

Attention: General Counsel

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Telecopier: +1 212 859 8000

Attention: Jeffrey Bagner

Daniel J. Bursky

If to the Trustee:

The Bank of New York

101 Barclay Street, Floor 21W

New York, New York 10286

United States

Telecopier No. +1 212 815 5802

Attention: Corporate Trust Administration

with a copy to:

The Bank of New York

One Canada Square

London E14 5AL

United Kingdom

Telecopier No.  +44 20 7964 6399

Attention:  Corporate Trust Administration

The Issuer, any Note Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

In addition, notices to the Holders of the applicable series of Sterling Notes or Euro Notes shall be given by publishing such notices, as long as such series of Sterling Notes or Euro Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, in a leading daily newspaper of general circulation in Luxembourg.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03         Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Note Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)           an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07         No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or shareholder of Parent, any Intermediate Guarantor, the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of Parent, any Intermediate Guarantor, the Issuer or any Subsidiary Guarantor under the Parent Guarantee, the

Intermediate Guarantees, the Notes, the Subsidiary Guarantees or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under U.S. Federal securities laws.

Section 13.08         Governing Law.

THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

Section 13.09         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10         Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 13.11         Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12         Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14         Submission to Jurisdiction; Appointment of Agent.

The Issuer and each Note Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture.  The Issuer and each Note Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum.  In furtherance of the foregoing, the Issuer and each Note Guarantor hereby irrevocably designates and appoints Parent (at its office at 909 Third Avenue,

Suite 2863, New York, New York 10022) as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect.  Copies of any such process so served shall also be given to the Issuer in accordance with Section 3.01 hereof, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.

Nothing in this Section shall limit the right of the Trustee or any Holder to bring proceedings against the Issuer in the courts of any other jurisdiction or to serve process in any other manner permitted by law.

[Signatures on following pages]

SIGNATURES

Dated as of April 13, 2004

NTL CABLE PLC

	By:	/s/ Scott E. Schubert
Name: Scott E. Schubert
Title: Director

NTL INCORPORATED

	By:	/s/ Scott E. Schubert
Name: Scott E. Schubert
Title: Chief Financial Officer

COMMUNICATIONS CABLE FUNDING CORP.

	By:	/s/ Scott E. Schubert
Name: Scott E. Schubert
Title: Director

NTL (UK) GROUP, INC.

	By:	/s/ Nigel Roberts
Name: Nigel Roberts
Title: Director

NTL COMMUNICATIONS LIMITED

	By:	/s/ Scott E. Schubert
Name: Scott E. Schubert
Title: Director

NTL INVESTMENT HOLDINGS LIMITED

	By:	/s/ Scott E. Schubert
Name: Scott E. Schubert
Title: Director

THE BANK OF NEW YORK

By:	/s/ Trevor Blewer
Name: Trevor Blewer
Title: Vice President

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[REGULATION S/RULE 144A]

[CUSIP:                         ]

ISIN:

Common Code:

[•]% Senior Notes due 2014

No.	[£ /$ /€ ]

NTL CABLE PLC

NTL Cable PLC (the “Issuer” or the “Company”) promises to pay to [CEDE & CO.]/[THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED] or its registered assigns, the principal sum of                                                                                        Pounds Sterling/U.S. Dollars/Euros on April 15, 2014.

Interest Payment Dates:	October 15 and April 15

Record Dates:	October 1 and April 1

Dated:	April 13, 2004

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized director, officer or other authorized signatory.

NTL CABLE PLC

By:
Name:
Title:

Certificate of Authentication

This is one of the [•]% Senior Notes due 2014 referred to in the within-mentioned Indenture.

Dated:    April      , 2004

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

[Reverse of Note]

[•]% Senior Notes due 2014

(1)   Interest.  NTL Cable PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), promises to pay interest on the principal amount of this Note at [•]% per annum and Special Interest, if any, from April 13, 2004 until maturity.  The Issuer will pay interest and Special Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be October 15, 2004.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)   Method of Payment.  The Issuer will pay interest on the Notes and Special Interest, if any, to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Issuer maintained for such purpose as provided in the Indenture or, at the option of the Issuer, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment will be in such coin or currency of the United Kingdom/the United States/the European Union as at the time of payment is legal tender for payment of public and private debts.

(3)   Paying Agent and Registrar.  Initially, the Trustee will act as Paying Agent and Registrar and The Bank of New York (Luxembourg) S.A. will act as Paying Agent in Luxembourg.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act as Registrar.

(4)   Indenture.  The Issuer issued the Notes under an Indenture, dated as of April 13, 2004 (the “Indenture”), among the Issuer, Parent, the Intermediate Guarantors, the Senior Subordinated Subsidiary Guarantor and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior unsecured obligations of the Issuer.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Indenture.

(5)   Optional Redemption.

(a)   Except as set forth in paragraphs (b) and (c) below or in Section 3.10 of the Indenture, the Issuer may not redeem the Notes prior to April 15, 2009. At any time after April 15, 2009, the Issuer may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest thereon and Special Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Redemption Year	Redemption Price
2009	[104.875/104.375]	%
2010	[103.250/102.917]	%
2011	[101.625/101.458]	%
2012 and thereafter	100%

(b)   At any time prior to April 15, 2009, the Issuer may at its option redeem the Notes in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to the sum of 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium, plus accrued and unpaid interest and Special Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c)   At any time prior to April 15, 2007, the Issuer may, on one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of each series of Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to [109.750/108.750]% of the principal amount thereof, plus accrued and unpaid interest and Special Interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption at least 60% of the original aggregate principal amount of each series of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding; and any such redemption by the Issuer must be made within 120 days of such Equity Offering.

(6)   Mandatory Redemption.  The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)   Repurchase at option of holder.

(a)   Upon the occurrence at any time of a Triggering Event or Change of Control (other than a Change of Control resulting from a Merger Event), unless the Issuer has exercised its right to redeem the Notes as described in Section 3.07 of the Indenture, each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).  Within 30 days following any Triggering Event or Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Repurchase Offer as required by the Indenture.

(b)   In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (c)(3) of Section 4.10 of the Indenture, the Issuer will be required to commence an Excess Proceeds Offer pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Allocable Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture.

(8)   Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than [£1,000/$1,000/€1,000] may be redeemed in part but only in whole multiples of [£1,000/$1,000/€1,000] unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9)   Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of [£1,000/$1,000/€1,000] and integral multiples of [£1,000/$1,000/ €1,000].  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  The Registrar may not require a Holder to pay any taxes and fees, except as otherwise set forth in the Indenture.  The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes, except as otherwise ordered by a court of competent jurisdiction.

(11) Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes and Additional Notes, if any, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes and Additional Notes, if any.  Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption of the Issuer’s obligations to Holders in case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in connection with the qualification of the Indenture under the TIA, to provide for the issuance of Additional Notes or Exchange Notes in accordance with the limitations set forth in the Indenture, to mortgage, pledge, hypothecate or grant a security interest in any Property for the benefit of any Person in accordance with the limitations set forth in the Indenture, or to add guarantors or guarantees with respect to the Notes.

(12) Defaults and Remedies.  Events of Default are set forth in the Indenture.  If an Event of Default (other than an Event of Default under the bankruptcy provisions described in Section 6.01(a)(7) of the Indenture with respect to the Issuer, any Intermediate Guarantor or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  If an Event of Default under the bankruptcy provisions described in Section 6.01(a)(7) of the Indenture with respect to the Issuer, any Intermediate Guarantor or any Subsidiary Guarantor occurs, the unpaid principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on any Note) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium and Special Interest on, or the principal of, the Notes.  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) Trustee Dealings with Issuer.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others.  A director, officer, employee, incorporator or stockholder of the Issuer, as such, will not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15) Authentication.  This Note will not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

(16) Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

(17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes may have all the rights set forth in the Registration Rights Agreement, dated as of April 13, 2004, among the Issuer and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer and the other parties thereto, relating to rights given by the Issuer to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) [CUSIP/Common Code] and ISIN Numbers [and Common Codes].  The Issuer has caused [CUSIP/Common Code] and ISIN numbers [and common codes] to be printed on the Notes and the Trustee may use [CUSIP/Common Code] and ISIN numbers [and common codes] in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(19) Governing Law.  THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

NTL Cable PLC
ntl House
Bartley Wood Business Park
Hook
Hampshire, RG27 9UP
United Kingdom
Attention:  Corporate Secretary

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                              to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

[£/$/€]

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or [Custodian][Common Depositary]

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[REGULATION S/RULE 144A]

CUSIP:

ISIN:

Common Code:

Floating Rate Senior Notes due 2012

No.	$

NTL CABLE PLC

NTL Cable PLC (the “Issuer” or the “Company”) promises to pay to CEDE & CO. or its registered assigns, the principal sum of                                           U.S. Dollars on October 15, 2012.

Interest Payment Dates:	July 15, October 15, January 15 and April 15

Record Dates:	July 1, October 1, January 1 and April 1

Dated:	April 13, 2004

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its duly authorized director, officer or other authorized signatory.

NTL CABLE PLC

By:
Name:
Title:

Certificate of Authentication

This is one of the Floating Rate Senior Notes due 2012 referred to in the within-mentioned Indenture.

Dated: April , 2004

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

[Reverse of Note]

Floating Rate Senior Notes due 2012

(1)   Interest.

(a)   NTL Cable PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), promises to pay interest on the principal amount of this Note at a floating rate determined in accordance with the procedures described below and Special Interest, if any, from April 13, 2004 until maturity.  The Issuer will pay interest and Special Interest, if any, semi-annually in arrears on January 15, April 15, July 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be July 15, 2004.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

(b)   The Floating Rate Notes will bear interest for each period at a rate determined by The Bank of New York, acting as calculation agent. The interest rate on the Floating Rate Notes for a particular interest period will be a per annum rate equal to LIBOR, as determined on the interest determination date, plus 5.00%. The interest determination date for an interest period will be the second London business day preceding the first day of such interest period. The interest determination date for the Floating Rate Notes for the first interest period is April 7, 2004. Promptly upon determination, the calculation agent will inform the Trustee and the Issuer of the interest rate for the next interest period. Interest on the Floating Rate Notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. Absent manifest error, the determination of the interest rate by the calculation agent will be binding and conclusive on the Holders of the Floating Rate Notes, the Trustee and the Issuer.

(c)   “LIBOR” means the London interbank offered rate. “London business day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

(d)   On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1.0 million, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on such interest determination date. If Telerate Page 3750 is replaced by another service or ceases to exist, the calculation agent will use the replacing service or such other service that may be nominated by the British Bankers’ Association for the purpose of displaying LIBOR for U.S. dollar deposits.

(e)   If no offered rate appears on Telerate Page 3750 on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with the Issuer) will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate (expressed as a percentage per annum) at which deposits for a three-month period (beginning on the second London business day after the interest determination date) in U.S. dollars in amounts of at least $1.0 million are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of a single transaction in that market at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate (expressed as a percentage per annum) offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in

U.S. dollars to leading European banks having an index maturity of three months in an amount of at least $1.0 million that is representative of a single transaction in that market at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then-current interest period.

(f)    All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

(g)   The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(h)   The calculation agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect with respect to the Floating Rate Notes.

(2)   Method of Payment.  The Issuer will pay interest on the Notes and Special Interest, if any, to the Persons who are registered Holders at the close of business on the January 1, April 1, July 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Issuer maintained for such purpose as provided in the Indenture or, at the option of the Issuer, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment will be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

(3)   Paying Agent and Registrar.  Initially, the Trustee will act as Paying Agent and Registrar and The Bank of New York (Luxembourg) S.A. will act as Paying Agent in Luxembourg.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act as Registrar.

(4)   Indenture.  The Issuer issued the Notes under an Indenture, dated as of April 13, 2004 (the “Indenture”), among the Issuer, Parent, the Intermediate Guarantors, the Senior Subordinated Subsidiary Guarantor and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior unsecured obligations of the Issuer.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Indenture.

(5)   Optional Redemption. Except as set forth in Section 3.10 of the Indenture, the Issuer may not redeem the Floating Rate Notes prior to April 15, 2005.  On or after this date, the Issuer may redeem the Floating Rate Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest thereon and Special Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Redemption Year	Redemption Price
2005	103%
2006	102%
2007	101%
2008 and thereafter	100%

(6)   Mandatory Redemption.  The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)   Repurchase at option of holder.

(a)   Upon the occurrence at any time of a Triggering Event or Change of Control (other than a Change of Control resulting from a Merger Event), unless the Issuer has exercised its right to redeem the Notes as described in Section 3.07 of the Indenture, each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).  Within 30 days following any Triggering Event or Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Repurchase Offer as required by the Indenture.

(b)   In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (c)(3) of Section 4.10 of the Indenture, the Issuer will be required to commence an Excess Proceeds Offer pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Allocable Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture.

(8)   Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000 unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9)   Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  The Registrar may not require a Holder to pay any taxes and fees, except as otherwise set forth in the Indenture.  The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes, except as otherwise ordered by a court of competent jurisdiction.

(11) Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes and Additional Notes, if any, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes and Additional Notes, if any.  Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption of the Issuer’s obligations to Holders in case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in connection with the qualification of the Indenture under the TIA, to provide for the issuance of Additional Notes or Exchange Notes in accordance with the limitations set forth in the Indenture, to mortgage, pledge, hypothecate or grant a security interest in any Property for the benefit of any Person in accordance with the limitations set forth in the Indenture, or to add guarantors or guarantees with respect to the Notes.

(12) Defaults and Remedies.  Events of Default are set forth in the Indenture.  If an Event of Default (other than an Event of Default under the bankruptcy provisions described in Section 6.01(a)(7) of the Indenture with respect to the Issuer, any Intermediate Guarantor or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  If an Event of Default under the bankruptcy provisions described in Section 6.01(a)(7) of the Indenture with respect to the Issuer, any Intermediate Guarantor or any Subsidiary Guarantor occurs, the unpaid principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on any Note) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium and Special Interest on, or the principal of, the Notes.  The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) Trustee Dealings with Issuer.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others.  A director, officer, employee, incorporator or stockholder of the Issuer, as such, will not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15) Authentication.  This Note will not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

(16) Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

(17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes may have all the rights set forth in the Registration Rights Agreement, dated as of April 13, 2004, among the Issuer and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer and the other parties thereto, relating to rights given by the Issuer to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) CUSIP and ISIN Numbers and Common Codes.  The Issuer has caused CUSIP and ISIN numbers and common codes to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and common codes in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(19) Governing Law.  THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

NTL Cable PLC
ntl House
Bartley Wood Business Park
Hook
Hampshire, RG27 9UP
United Kingdom
Attention:  Corporate Secretary

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                       to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

B-1

EXHIBIT C

[FORM OF SUBORDINATED GUARANTEE]

For value received, the Senior Subordinated Subsidiary Guarantor, to the extent set forth in and subject to the terms of the Indenture, dated as of April 13, 2004 (the “Indenture”), among NTL Cable PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), NTL Incorporated, a Delaware corporation (“Parent”), Communications Cable Funding Corp., a Delaware corporation, NTL (UK) Group, Inc., a Delaware corporation, NTL Communications Limited, a limited company organized under the laws of England and Wales, NTL Investment Holdings Limited, a limited company organized under the laws of England and Wales (“NTLIH” or the “Senior Subordinated Subsidiary Guarantor”), and The Bank of New York, as trustee (the “Trustee”), hereby jointly and severally with each other Note Guarantor irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or premium or Special Interest, if any, on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  The Senior Subordinated Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Senior Subordinated Subsidiary Guarantor, and that the Senior Subordinated Subsidiary Guarantor shall remain bound under this Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of the Senior Subordinated Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 11 and Article 12 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.  Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

The Senior Subordinated Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the Senior Subordinated Subsidiary Guarantor without rendering such Senior Subordinated Subsidiary Guarantee voidable under applicable law relating to ultra vires, fraudulent conveyance, fraudulent transfer, corporate benefit or similar laws affecting the rights of creditors generally.

[Signature on following page]

C-1

IN WITNESS WHEREOF, the Senior Subordinated Subsidiary Guarantor has caused this Guarantee to be signed by a duly authorized officer.

NTL INVESTMENT HOLDINGS LIMITED

By:
Name:
Title:

C-2

EXHIBIT D

[FORM OF SENIOR GUARANTEE]

For value received, each of the undersigned (the “Senior Guarantors”), to the extent set forth in and subject to the terms of the Indenture, dated as of April 13, 2004 (the “Indenture”), among NTL Cable PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), NTL Incorporated, a Delaware corporation (“Parent”), Communications Cable Funding Corp., a Delaware corporation, NTL (UK) Group, Inc., a Delaware corporation, NTL Communications Limited, a limited company organized under the laws of England and Wales, NTL Investment Holdings Limited, a limited company organized under the laws of England and Wales (“NTLIH” or the “Senior Subordinated Subsidiary Guarantor”), and The Bank of New York, as trustee (the “Trustee”), hereby jointly and severally with one another and with the Senior Subordinated Subsidiary Guarantor irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or premium or Special Interest, if any, on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Senior Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Note Guarantor, and that such Note Guarantor shall remain bound under this Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of each Senior Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.  Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

Each Senior Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Senior Guarantor without rendering such Senior Guarantee voidable under applicable law relating to ultra vires, fraudulent conveyance, fraudulent transfer, corporate benefit or similar laws affecting the rights of creditors generally.

[Signatures on following page]

D-1

IN WITNESS WHEREOF, the each Senior Guarantor has caused this Guarantee to be signed by a duly authorized officer.

NTL INCORPORATED

By:
Name:
Title:

COMMUNICATIONS CABLE FUNDING CORP.

By:
Name:
Title:

NTL (UK) GROUP, INC.

By:
Name:
Title:

NTL COMMUNICATIONS LIMITED

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF CERTIFICATE OF TRANSFER

NTL Cable PLC
ntl House
Bartley Wood Business Park
Hook
Hampshire, RG27 9UP
United Kingdom

The Bank of New York

One Canada Square
London E14 5AL
United Kingdom

Re:  [[•]%/Floating Rate] Senior Notes due [2014/2012]

([CUSIP/ISIN/Common Code]               )

Reference is hereby made to the Indenture, dated as of April 13, 2004 (the “Indenture”), among NTL Cable PLC (the “Issuer”), NTL Incorporated, Communications Cable Funding Corp., NTL (UK) Group, Inc., NTL Communications Limited, NTL Investment Holdings Limited, and The Bank of New York, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                               , (the “Transferor”) owns and proposes to transfer the Note[s] or beneficial interest in such Note[s] specified in Annex A hereto, in the principal amount of [£/$/€]                     (the “Transfer”), to                                                  (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and under the Securities Act.

2.  ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the

United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a “Distributor” as defined in Rule 902 of Regulation S) and the transferred beneficial interest will be held immediately after such Transfer through Euroclear or Clearstream, Luxembourg.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and under the Securities Act.

3.  ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

(c)  ☐   Check if Transfer is Pursuant to an Effective Registration Statement.  The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(d)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

4.  ☐   Check if Transfer is to the Issuer or any of its Subsidiaries.  The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i) ☐	144A Global Note (CUSIP), or

		(ii) ☐	Regulation S Global Note (CUSIP)

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i) ☐	144A Global Note (CUSIP ), or

		(ii) ☐	Regulation S Global Note (CUSIP ), or

		(iii) ☐	Unrestricted Global Note (CUSIP ); or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT F

FORM OF CERTIFICATE OF EXCHANGE

NTL Cable PLC
ntl House
Bartley Wood Business Park
Hook
Hampshire, RG27 9UP
United Kingdom

The Bank of New York

One Canada Square
London E14 5AL
United Kingdom

Re:  [[•]%/Floating Rate] Senior Notes due [2014/2012]

([CUSIP/ISIN/Common Code]              )

Reference is hereby made to the Indenture, dated as of April 13, 2004 (the “Indenture”), among NTL Cable PLC (the “Issuer”), NTL Incorporated, Communications Cable Funding Corp., NTL (UK) Group, Inc., NTL Communications Limited, NTL Investment Holdings Limited, and The Bank of New York, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                               , (the “Owner”) owns and proposes to exchange the Note[s] or beneficial interest in such Note[s] specified herein, in the principal amount of [£/$/€]                    (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐         Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐         Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐         Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐         Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐         Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note in an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and under the Securities Act.

(b)  ☐         Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: